UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE


In re:                                      )
                                            )        Chapter 11
DNR USA, INC., DNR NORTH                    )
AMERICA, INC. AND                           )        Case No. 99-2880 (MFW)
MARKER INTERNATIONAL                        )
                                            )        (Jointly Administered)
                           Debtors.         )


                DISCLOSURE STATEMENT FOR THE FIRST AMENDED JOINT
           CHAPTER 11 PLAN OF REORGANIZATION OF MARKER INTERNATIONAL,
                    DNR USA, INC. AND DNR NORTH AMERICA, INC.
                            DATED SEPTEMBER 22, 1999
                            ------------------------



                          STROOCK & STROOCK & LAVAN LLP
                                            180 Maiden Lane
                                            New York, New York 10038
                                            (212) 806-5400

                                                      and

                      YOUNG CONAWAY STARGATT & TAYLOR, LLP
                                            P.O. Box 391
                          Rodney Square North, 11th Fl.
                              Wilmington, DE 19801
                                 (302) 571-6600

                                            Co-Counsel for the Debtors

Dated:  Wilmington, Delaware
          September 22, 1999

         ALL CREDITORS AND EQUITY INTEREST HOLDERS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE FOLLOWING SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, THE EXHIBITS ANNEXED TO THE PLAN (INCLUDING THE NEWCO AGREEMENT) AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS
DISCLOSURE  STATEMENT  ARE MADE  ONLY AS OF THE  DATE  HEREOF  UNLESS  OTHERWISE
SPECIFIED, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER SUCH DATE. ALL CREDITORS AND EQUITY SECURITY HOLDERS SHOULD READ CAREFULLY THE "RISK FACTORS" SECTION HEREOF BEFORE VOTING FOR OR AGAINST THE PLAN. SEE SECTION XIII, "CERTAIN RISK FACTORS" .

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE LAW. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

     CERTAIN STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT ACTUAL OUTCOMES.

         HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH SUCH HOLDER SHOULD, THEREFORE, CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY MATTERS CONCERNING THE SOLICITATION, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

         THE INFORMATION IN THIS DISCLOSURE STATEMENT IS BEING PROVIDED SOLELY FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY ENTITY FOR ANY OTHER PURPOSE. THE FACTUAL

INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING THE DESCRIPTION OF THE DEBTORS, THEIR BUSINESSES, AND EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES, HAS BEEN OBTAINED FROM VARIOUS DOCUMENTS, AGREEMENTS, AND OTHER WRITINGS RELATING TO THE DEBTORS. NEITHER THE DEBTORS NOR ANY OTHER PARTY MAKES ANY REPRESENTATION OR WARRANTY REGARDING SUCH INFORMATION.

         THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES IN THIS DISCLOSURE STATEMENT. ALL EXHIBITS TO THE DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THE DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED.

         AS TO CONTESTED MATTERS, EXISTING LITIGATION INVOLVING THE DEBTORS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE WITHOUT PREJUDICE SOLELY FOR SETTLEMENT PURPOSES, WITH FULL RESERVATION OF RIGHTS, AND IS NOT TO BE USED FOR ANY LITIGATION PURPOSE WHATSOEVER. AS SUCH, THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTORS, OR ANY OTHER PARTY IN INTEREST, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, FINANCIAL OR OTHER EFFECTS OF THE REORGANIZATION AS TO THE HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS.


                                TABLE OF CONTENTS

I.       INTRODUCTION.............................................................................................1
         A.       Holders of Claims and Equity Interests Entitled to Vote.........................................4
         B.       Voting Procedures...............................................................................5
         C.       Confirmation Hearing............................................................................6

II.      OVERVIEW OF THE PLAN.....................................................................................6
         A.       General.........................................................................................6
                  1.       The Purchaser: Newco...................................................................6
                  2.       Settlements Under the Plan.............................................................7
                           (i)      First Security Settlement.....................................................7
                           (ii)     German Banks Settlement.......................................................8
                           (iii)    Isomura Settlement...........................................................11
                           (iv)     Foreign Exchange Contracts Settlements.......................................12
                           (v)      Tauber Settlement............................................................15
                           (vi)     Equity Lock-up Agreement.....................................................16
                           (vii)    Conclusions Re: Settlements..................................................16
         B.       Global Debt Restructuring of Marker and its Subsidiaries.......................................17
         C.       Summary of Classes and Treatment Under the Plan................................................17

III.     OVERVIEW OF CHAPTER 11..................................................................................26

IV.      DESCRIPTION OF THE DEBTORS' BUSINESSES..................................................................26
         A.       General Background.............................................................................26
         B.       Equity and Debt Structure......................................................................28
                  1.       Equity Structure......................................................................28
                  2.       Debt Structure........................................................................29

V.       EVENTS LEADING TO COMMENCEMENT OF THE CHAPTER 11 CASES..................................................29
         A.       Snowboard Operations...........................................................................29
         B.       Sims Litigation................................................................................31
         C.       Liquidity Crisis and Inability to Comply With Existing Credit Facilities.......................32
         D.       Decrease of Inventory Levels...................................................................33
         E.       NASDAQ Delisting...............................................................................33
         F.       Other Litigation...............................................................................33
                  (i)      Piero Litigation......................................................................33
         G.       Sale Discussions...............................................................................34

VI.      THE NEWCO AGREEMENT.....................................................................................34
         A.       Terms of Sale..................................................................................34
         B.       Purchase and Sale of Assets....................................................................35
         C.       Assumption of Certain Liabilities..............................................................36
         D.       Excluded Assets................................................................................36
         E.       Certain Advances to Marker.....................................................................36
         F.       Certain Conditions to Closing..................................................................37
         G.       Indemnification and Offset.....................................................................38


VII.     THE CHAPTER 11 CASES....................................................................................39
         A.       Disclosure Statement/Plan Confirmation Hearings................................................39
         B.       Significant First Day Motions During Chapter 11 Cases..........................................40
                  1.       Retention of Professionals............................................................40
                  2.       Employee Related Motions..............................................................40
                           a.       Employee Wages and Benefits..................................................40
                  3.       Other First Day Orders................................................................40
                           a.       Bank Accounts................................................................40
         C.       Last Date to File Proofs of Claim..............................................................41
         D.       Breakup Fee Motion.............................................................................41
         E.       Assumption Motion..............................................................................42

VIII.    SUMMARY OF THE PLAN OF REORGANIZATION...................................................................43
         A.       Introduction...................................................................................43
         B.       Classification and Treatment of Claims and Interests under the Plan............................43
                  1.       Unclassified Claims...................................................................43
                           a.       Administrative Claims........................................................43
                           b.       Priority Claims..............................................................44
                           c.       Priority Tax Claims..........................................................44
                  2.       Classified Claims.....................................................................44
                           a.       Marker Class 1-First Security Bank Claim.....................................44
                           b.       Marker Class 2-First Mortgage Claim..........................................45
                           c.       Marker Class 3 -Hypo Vereinsbank (New York) Claim............................45
                           d.       Marker Class 4 -Series A Bonds Claim.........................................46
                           e.       Marker Class 5 -German Bank Guarantee Claims.................................46
                           f.       Marker Class 6A -M&T Bank's Foreign Exchange Contract Claims.................46
                           g.       Marker Class 6B -KeyBank's Foreign Exchange Contract Claims..................47
                           h.       Marker Class 7 -PieroClaims..................................................47
                           i.       Marker Class 8 -Insured Product Liability Claims.............................47
                           j.       Marker Class 9 -Small General Unsecured Claims...............................48
                           k.       Marker Class 10 -Preferred Stock Interests in Marker.........................48
                           l.       Marker Class 11 -Common Stock Interests in Marker............................48
                           m.       DNR USAClass 1 -First Security Bank Claim....................................49
                           n.       DNR USA Class 2 -General Unsecured Claims....................................49
                           o.       DNR USA Class 3 -Equity Interests............................................49
                           p.       DNR N.A. Class 1 -First Security Bank Claim..................................50
                           q.       DNR N.A. Class 2 -General Unsecured Claims...................................50
                           r.       DNR N.A. Class 3 -Equity Interests in DNR N.A................................50
                  3.       Intercompany Claims...................................................................50
         C.       Means of Implementation of the Plan............................................................51
                  1.       Transfers to Newco....................................................................51
                  2.       Organization of Newco.................................................................51
                  3.       Issuance of Newco Securities..........................................................51
                  4.       Assets and Liabilities of Newco.......................................................51
                                       ii


                  5.       Governance of Newco...................................................................52
                  6.       Capitalization of Marker..............................................................52
                  7.       Governance of Marker..................................................................52
                  8.       Funding of Marker.....................................................................53
                  9.       Cessation of Marker's Business........................................................53
                  10.      Execution of Documents and Certain Other Actionson or Prior to the Effective Date.....53
                           a.       Operating Agreement..........................................................53
                           b.       Amended and Restated Certificate of Incorporation and By-laws................54
                           c.       Corporate Name...............................................................54
                           d.       Dissolution of DNRUSA and DNR N.A............................................54
                           e.       New Financing Facility.......................................................54
                           f.       Restructuring Documents......................................................54
                           g.       Employment Agreements........................................................54
                           h.       Other........................................................................54
         D.       Provisions Relating to Distributions and Procedures for Resolving and Treating Disputed Claims.55
                  1.       Distribution Responsibility...........................................................55
                  2.       Date of Distributions.................................................................55
                  3.       Delivery of Distributions.............................................................55
                  4.       Clear Title and Release of Liens......................................................56
                  5.       Means of Cash Payment.................................................................56
                  6.       Prosecution of Claims Objections......................................................56
                  7.       No Distributions Pending Allowance....................................................56
                  8.       Distributions After Allowance.........................................................57
         E.       Executory Contracts and Leases.................................................................57
                  1.       Assumed and Assigned Contracts........................................................57
                  2.       Rejected Contracts....................................................................57
                  3.       Claims Relating to Rejected Contracts.................................................57
         F.       Conditions Precedent...........................................................................58
                  1.       Conditions Precedent toConfirmation...................................................58
                  2.       Conditions Precedent to theEffective Date.............................................58
                  3.       Waiver of Conditions..................................................................59
         G.       Releases, Injunctions and Limitations on Liability.............................................59
                  1.       Extent of Release.....................................................................59
                  2.       Release by Debtors....................................................................59
                  3.       Release by Creditors and Holders of Equity Interests..................................60
                  4.       Injunction............................................................................60
                  5.       Discharge.............................................................................61
                  6.       No Liability for Solicitation.........................................................61
                  7.       Limitation of Liability...............................................................61
                  8.       Term of Injunction or Stays...........................................................63
                  9.       Justification of Releases.............................................................63
                  10.      Registration Exemption................................................................64
                  11.      Transfer Tax Exemption................................................................64


                                      iii

         H.       Jurisdiction of the Bankruptcy Court...........................................................65

IX.      POSTCONSUMMATION MANAGEMENT OF MARKER...................................................................66

X.       GOVERNANCE AND MANAGEMENT OF NEWCO......................................................................66

XI.      VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS.........................................................68
         A.       General Voting Requirements....................................................................68
         B.       Voting On The Plan.............................................................................69
         C.       Confirmation of the Plan.......................................................................71
                  1.       The Confirmation Hearing..............................................................71
                  2.       Requirements for Confirmation of the Plan.............................................72
                           (i)      Acceptance...................................................................72
                           (ii)     Best Interests Test..........................................................73
                           (iii)    Feasibility..................................................................74
                           (iv)     Classification...............................................................74
                           (v)      Confirmation Without Acceptance By All Impaired Classes......................74

XII.     SECURITIES LAWS MATTERS.................................................................................76
         A.       Investment Company Considerations..............................................................76
         B.       Hart-Scott-Rodino Antitrust Improvement Act....................................................77

XIII.    CERTAIN RISK FACTORS....................................................................................77
         A.       Risk of Non-Confirmation of the Plan...........................................................78
         B.       New Financing for Newco........................................................................78
         C.       Risk Factors Relating to the Newco Securities Distributed to Marker............................78
                  1.       Lack of Established Market; Illiquidity...............................................78
                  2.       Dividends.............................................................................78
         D.       Newco Financial Projections....................................................................78
         E.       Risks Relating to the Marker Common Stock......................................................79
                  1.       Lack of Trading Market for Marker Common Stock........................................79
                  2.       Lack of Dividends.....................................................................79
         F.       Investment Company Act.........................................................................79
         G.       Significant Holders............................................................................79

XIV.     RELEVANT FINANCIAL INFORMATION..........................................................................80
         A.       Historical Financial Information...............................................................80
         B.       Projected Financial Information................................................................80

XV.      ALTERNATIVES TO CONFIRMATION OF THE PLAN................................................................81


XVI.     CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.......................................82
         A.       Tax Consequences to the Company................................................................83
                  1.       Discharge of Indebtedness.............................................................83
                  2.       Tax Consequences of Transfer of Assets to Newco.......................................84
                  3.       Section 382 Limitation on Use of NOLs and Future Deductions...........................84
                  4.       Alternative Minimum Tax...............................................................85
                  5.       Ownership of Interest in Newco........................................................85
         B.       Tax Consequences to the Common Stock Holders...................................................85
         C.       Importance of Obtaining Professional Tax Assistance............................................85

XVII.    CONCLUSION..............................................................................................86


                                       I.

                                  INTRODUCTION

         On August 19, 1999 (the "Filing Date"), Marker International ("Marker" or the "Company"), DNR USA, Inc. ("DNR USA") and DNR North America, Inc. ("DNR N.A.") (collectively, the "Debtors") filed petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Court"). On the same day, the Debtors also filed their proposed joint Chapter 11 plan of reorganization, dated August 19, 1999 and related disclosure statement. On or about September 22, 1999, the Debtors filed the First Amended Joint Chapter 11 Plan of Reorganization dated September 22, 1999, a copy of which is annexed hereto as Exhibit A (the "Plan"), which sets forth the manner in which Claims against and Equity Interests in the Debtors will be treated. This Disclosure Statement describes certain aspects of the Plan, the Asset Purchase Agreement dated as of July 30, 1999, as amended by the Amendment to the Asset Purchase Agreement dated as of September 20, 1999 (the "Newco Agreement"), between Marker, as seller, and Marker International GmbH ("Newco"), as buyer, the Debtors' businesses and related matters. Unless otherwise defined herein, all capitalized terms contained in this Disclosure Statement have the meanings ascribed to them in the Plan, the Newco Agreement, the Bankruptcy Code or the Bankruptcy Rules, as applicable.

         After a long and careful review of the Debtors' businesses and the Debtors' prospects as going concerns, the Debtors, in consultation with their legal and financial advisors, concluded that recoveries to creditors and equity holders would be maximized by the sale of the Debtors' businesses as a going concern. Accordingly, in September 1998, Marker retained Conway, Del Genio Gries & Co., LLC ("Conway") as financial advisor to assist Marker in developing a business plan in order to meet with and solicit prospective investors/lenders to acquire or invest in Marker. After developing a business plan for Marker, Conway generated a list of approximately nineteen (19) potential investors and specifically contacted approximately ten (10) of such potential investors. These ten potential investors included both financial investors and strategic investors in the industry. Of the approximately 10 investors contacted, three
(3) parties actually conducted further due diligence and made preliminary written offers. After considering all of the preliminary proposals, Marker opted to proceed with extended negotiations with Tecnica S.p.A. ("Tecnica") and Volkl International AG ("Volkl"), well known participants in the ski and boot industry. The Company chose to go forward with the sale transaction contemplated by the Newco Agreement for various reasons, including: (i) the strategic fit and synergy between Marker's ski binding business, the ski business of Volkl and the boot business of Tecnica, (ii) the existing business relationship between
Tecnica and Volkl and the German Banks (Marker Deutschland's working capital lenders) which would make the German Banks more receptive to continue financing Marker's operations in Germany during the restructuring period and to provide additional financing in the future, (iii) the familiarity with and prior business relationship between Marker (specifically, DNR, which purchased snowboards from Volkl) and Tecnica and Volkl and (iv) most importantly, that the transaction contemplated by Tecnica and Volkl was the most beneficial to and in the best interests of Marker's and its Subsidiaries' existing creditors, trade creditors, employees and shareholders.

         After extensive discussions among Marker, Tecnica and Volkl, on March 7, 1999, Marker signed a letter of intent with CT Sports Holding AG ("CT"), a Swiss company, pursuant to which Marker agreed to transfer substantially all of its assets and certain liabilities under a confirmed Chapter 11 plan of reorganization to Newco, a newly formed entity. In exchange, Marker would receive a 15% equity interest in Newco. The remaining 85% equity interest in Newco would be issued to CT in exchange for approximately $15 million in Cash (subject to reduction by $1,025,501 as a result of the consummation of the Marker Canada Ltd. sale (described in Section IV.A below)). CT is a newly formed entity owned by Tecnica and H.D. Cleven, the principal shareholder of Volkl. Other than certain prior business dealings in the ski industry conducted on normal commercial terms between the Debtors and Tecnica and Volkl disclosed above, the Debtors are not aware of any other relationships between Tecnica, H.D. Cleven and Volkl, on the one hand, and insiders of the Debtors, on the other hand.

         The Plan is premised upon a sale of substantially all of Marker's business and assets, including Marker's Equity Interests in the Subsidiaries, to Newco, and Newco's assumption of the Assumed Liabilities, including obligations with respect to the treatment of all Allowed Claims as restructured under the Plan, all under and subject to the terms and conditions set forth in the Newco Agreement. For a more detailed discussion of the Newco Agreement, see Section VI herein and the Newco Agreement annexed to the Plan as Exhibit 1.

         The Plan provides, inter alia, that (i) Allowed Administrative Claims (other than Allowed Professional Claims), Allowed Priority Claims, Allowed Small General Unsecured Claims Against Marker and Allowed General Unsecured Claims Against DNR USA and DNR N.A. will be paid in full in Cash by Newco, (ii) Allowed Priority Tax Claims will be paid by Newco pursuant to the Tax Note, (iii) the Allowed First Security Bank Claim will be paid in full in Cash by Newco, (iv) the property subject to the First Mortgage will be transferred to Marker USA and the obligations under the First Mortgage will be jointly and severally paid by Newco, Marker USA and Marker Ltd. in accordance with the terms thereof, (v) the Hypo Vereinsbank (New York) Claim will be waived and the outstanding indebtedness of Marker under the Hypo Vereinsbank Claim will be forgiven, (vi) the Allowed Series A Bond Claims will be satisfied by Newco's issuance of the Isomura Note, (vii) the German Banks Guarantee Claims will be released, (viii) M&T Bank's Allowed Foreign Exchange Contract Claims will be satisfied by Newco's issuance, jointly and severally with Marker Japan Co. Ltd., of the M&T Bank Note and certain Cash payments to M&T Bank, (ix) KeyBank's Allowed Foreign Exchange Contract Claims will be satisfied by Newco's issuance, jointly and severally with Marker Japan Co. Ltd., of the KeyBank Note and certain Cash payments to KeyBank, (x) the holder of the Piero Claims will receive, from Newco, the Piero Cash Payment in full settlement and release of the Allowed Piero Claims and (xi) Insured Product Liability Claims (including deductible amounts) will be assumed by Newco and paid by the insurer or Newco, as applicable. With respect to holders of Equity Interests in Marker, the holder of the Preferred Stock Interests will receive, as and when due, the Tauber Payment Obligations and holders of Common Stock Interests will retain their Equity Interests under the Plan and will receive no other distributions under the Plan. Holders of Common Stock Interests may receive Cash if CT exercises its option under the Newco Agreement to purchase, at any time after the second anniversary of the Effective Date, Marker's 15% Equity Interest in Newco at the then fair market value. In the event CT exercises its purchase option, the Cash proceeds from such acquisition which would be distributed to the holders of Marker Common Stock would be subject to offset and adjustment as described in Section VI.G hereof. Alternatively, if the option is not exercised prior to Marker's liquidation, holders of Common Stock will receive an Equity Interest in Newco equal to each Equity Interest holder's pro rata share of Marker's 15% interest in Newco. Marker, the holder of the Equity Interests in the Subsidiaries, will receive a 15% Equity Interest in Newco, in lieu of 100% of the capital stock of the Subsidiaries. The capital stock of the Subsidiaries will be acquired by Newco pursuant to the terms of the Newco Agreement. Newco will assume all of Marker's payment obligations with respect to Allowed Claims (other than Allowed Professional Claims) under and as modified by the Plan. DNR USA and DNR N.A. will be dissolved as of the Effective Date of the Plan and the Equity Interests in DNR USA and DNR N.A. will be canceled.

         This Disclosure Statement is being submitted pursuant to Section 1125 of the Bankruptcy Code to holders of Claims against and Equity Interests in the Debtors in connection with (i) the solicitation of acceptance of the Debtors' Plan and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") scheduled for October 27, 1999 at 2:30 p.m., Eastern Time.

         Attached as Exhibits to this Disclosure Statement are copies of the following:

         o        EXHIBIT A -- The Plan

         o EXHIBIT B --An Order of the Court dated September 22, 1999 (the "Disclosure Statement Order"), among other things, approving the Disclosure Statement and establishing certain procedures with respect to solicitation and tabulation of votes to accept or reject the Plan

         o        EXHIBIT C -- Historical Financial Information

                            (i) Marker International Annual Report on Form 10-K for the fiscal year ended March 31, 1999

                            (ii)    Marker   International  Form  10-Q  for  the
                                    quarter ended June 30, 1999.

         o        EXHIBIT D -- Projected Financial Information

         o        EXHIBIT E -- Liquidation Analysis

         In addition, a Ballot for acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to holders of Claims and Equity Interests that the Debtors believe are entitled to vote to accept or reject the Plan.

         On September 22, 1999, after notice and a hearing, the Bankruptcy Court signed the Disclosure Statement Order approving the Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors' creditors and equity interest holders to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

         The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim or an Equity Interest entitled to vote on the Plan should read in their entirety the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots before voting on the Plan. These documents contain, among other things, important information concerning classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to Section 1125 of the Bankruptcy Code.

A.       Holders of Claims and Equity Interests Entitled to Vote

         Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired are entitled to vote to accept or reject a proposed chapter 11 plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject a plan pursuant to Section 1126(f) of the Bankruptcy Code. Pursuant to the Bankruptcy Code, a class of claims or interests is "impaired" if the legal, equitable or contractual rights attaching to the claims or interests of that class are altered, other than by curing defaults and reinstating maturity. The Plan provides that the following Classes of Claims and Equity Interests are impaired:
Marker Class 1 (First Security Bank Claim), Marker Class 2 (First Mortgage Claim), Marker Class 3 (Hypo Vereinsbank (New York) Claim), Marker Class 4 (Series A Bonds Claim), Marker Class 5 (German Banks Guarantee Claim), Marker Class 6 (Foreign Exchange Contract Claims), Marker Class 10 (Preferred Stock Interests in Marker), Marker Class 11 (Common Stock Interests in Marker), DNR USA Class 1 (First Security Bank Claim), DNR USA Class 3 (Marker's Equity Interests in DNR USA), DNR N.A. Class 1 (First Security Bank Claim) and DNR N.A. Class 3 (Marker's Equity Interests in DNR N.A.). Accordingly, the Debtors are soliciting acceptances only from the holders of Allowed Claims and Allowed Equity Interests in such impaired Classes.

         The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. Acceptance of a plan by a class of interests requires acceptance by at least two-thirds of the number of shares in such class that cast ballots for acceptance or rejection of the plan. For a more detailed description of the requirements for confirmation of the Plan, see
Section XI, "Voting Procedures and Confirmation Requirements".

         If one or more of the Classes of Claims or Equity Interests entitled to vote on the Plan votes to reject the Plan, the Debtors intend to request confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code.

Section 1129(b) permits confirmation of a plan of reorganization notwithstanding the nonacceptance of a plan by one or more impaired classes of claims or equity interests. Under that Section, a plan may be confirmed by a bankruptcy court if it does not discriminate unfairly and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual Plan, see Section XI, "Voting Procedures and Confirmation Requirements".

B.       Voting Procedures

         If you are entitled to vote to accept or reject the plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one Class, or Claims and Equity Interests, and you are entitled to vote Claims in more than one Class, you will receive separate Ballots which must be used for each separate Class of Claims or Equity Interests. IN ORDER TO BE COUNTED YOUR BALLOTS INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE PROPERLY FILLED OUT AND RECEIVED NO LATER THAN 5:00 P.M. EASTERN STANDARD TIME, ON OCTOBER 22, 1999 (THE "VOTING DEADLINE") IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE BALLOT. IN ORDER TO MEET THE VOTING DEADLINE, BENEFICIAL OWNERS OF MARKER COMMON STOCK INTERESTS HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER RECORD HOLDER NOMINEE MUST COMPLETE, EXECUTE AND DELIVER THEIR BALLOTS TO THEIR RESPECTIVE RECORD HOLDER NOMINEES SO AS TO BE RECEIVED BY SUCH RECORD HOLDERS NO LATER THAN 5:00 P.M. (E.S.T.) ON OCTOBER 18, 1999.

         DO NOT RETURN YOUR DEBT OR EQUITY SECURITIES WITH YOUR BALLOT.

         Any Claim or Equity Interest in an Impaired Class as to which an objection is pending or which is scheduled by the applicable Debtor as unliquidated, disputed or contingent is not entitled to vote unless the holder of such Claim or Equity Interest has obtained an order of the Court temporarily allowing such Claim or Equity Interest for the purpose of voting on the Plan.

         Pursuant to the Disclosure Statement Order, the Court set September 15, 1999 as the record Date for voting on the Plan (the "Voting Record Date"). Accordingly only holders of record as of September 15, 1999 that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

         IF YOU ARE A HOLDER OF A CLAIM OR EQUITY INTEREST ENTITLED TO VOTE ON THE PLAN AND DID NOT RECEIVE A BALLOT, RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT, THE PLAN OR THE PROCEDURES FOR VOTING ON THE PLAN PLEASE CONTACT EDWARD O. SASSOWER AT 212-806-5515.

C.       Confirmation Hearing

         Pursuant to Section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on October 27, 1999 at 2:30 p.m., Eastern Time, before the Honorable Mary F. Walrath, at the United States Bankruptcy Court, 824 Market Street, Sixth Floor, Wilmington, Delaware 19801. The Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before October 25, 1999 at 4:00 p.m., Eastern Time, in the manner described below in Section XI. The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or any subsequent Confirmation Hearing.

         THE DEBTORS BELIEVE THAT THE PLAN AND THE CONTEMPLATED SALE WILL MAXIMIZE THE RECOVERIES TO CREDITORS AND EQUITY HOLDERS AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS AND EQUITY INTEREST HOLDERS. THE DEBTORS RECOMMEND THAT ALL CREDITORS AND EQUITY INTEREST HOLDERS ENTITLED TO VOTE SUBMIT BALLOTS ACCEPTING THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                                       II.

                              OVERVIEW OF THE PLAN

         The following is a brief summary of certain material provisions of the Plan. This summary is qualified in its entirety by the provisions of the Plan. For a more detailed description of the Plan, see Section VIII, "Summary of the Plan of Reorganization".

A.       General

         The Plan is premised upon (i) Newco's purchase of Marker's Sale Assets, including its Equity Interest in the Subsidiaries, and its assumption of the Assumed Liabilities, all pursuant to the terms and conditions of the Newco Agreement and (ii) several primary settlements among Marker, Newco and the Debtors' major creditors.

         1.       The Purchaser: Newco

         Pursuant to the terms and conditions of the Newco Agreement between Marker and Newco dated as of July 30, 1999, as amended, Newco, a GmbH, organized and existing under the laws of Switzerland, will purchase Marker's Sale Assets and assume the Assumed Liabilities on the Effective Date. Under the terms of the Newco Agreement and related Operating Agreement, CT, a newly formed joint venture between Tecnica and H.D. Cleven, the principal shareholder of Volkl, will own 85% of Newco and Marker will own the remaining 15%. Pursuant to the terms of the Operating Agreement, CT will have the right to acquire Marker's 15% ownership interest in Newco at some future time at the then fair market value subject to certain adjustments set forth in the Newco Agreement and the Operating Agreement and described in Section VI.G hereof. If CT exercises its option under the Operating Agreement, Marker shareholders will receive Cash (subject to certain offsets and adjustments) on account of their Common Stock Interests; provided, however, that no Investment Act Breach (as defined in the Operating Agreement and described in Section XII.A hereof) has occurred prior thereto. For a discussion of "Investment Act Breach" and the consequences thereof, see Sections XII and XIII.F hereof. Alternatively, if CT does not exercise its redemption option prior to the dissolution of Marker, holders of Common Stock Interest will receive an equity interest in Newco equal to each Equity Interest holder's pro rata share of Marker's 15% equity interest in Newco.

         Under the Plan and as set forth above, Marker will be receiving Newco Equity Securities representing 15% of the outstanding equity of Newco.

         2.       Settlements Under the Plan

         As mentioned above, the Plan is premised upon several settlements among Marker, CT and each of First Security Bank, the German Banks, including Hypo Vereinsbank, Isomura, M&T Bank, KeyBank and Henry E. Tauber. These settlements are integral to the Plan. The Plan will constitute a motion by the Debtors pursuant to Bankruptcy Rule 9019 requesting approval of the various settlements incorporated in the Plan including the releases contemplated by such settlements. A vote in favor of the Plan will constitute support of the settlements effectuated through the Plan and described herein. A description of the significant claims against Marker and their settlement under the Plan is set forth below.

                  (i)     First Security Settlement

         The Debtors are indebted to First Security Bank as of July 30, 1999 in the aggregate amount of $9,638,167.65 (including outstanding principal, accrued and unpaid interest and costs, fees and expenses) under that certain Revolving Credit Agreement dated as of October 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "First Security Credit Agreement") among First Security, the Debtors, Marker USA, and Marker Ltd. (collectively, the "Borrowers") and the other loan and security documentation (collectively, the "First Security Loan Documents"). Pursuant to the First Security Loan
Documents, the Borrowers granted First Security liens on and first priority security interests in the Debtors' inventory, receivables and intellectual property. As of June, 1999, Marker was not in compliance with several loan covenants under the First Security Loan Documents. On June 14, 1999, First Security notified Marker that M&T Bank's termination of the M&T Foreign Exchange Contract (described below) constituted a default under the First Security Credit Agreement. As of June 30, 1999, Borrowers' outstanding balance on their line of credit exceeded the available borrowing base for periods greater than the ten day mandatory repayment period allowed under the First Security Loan Documents which also constituted a default. As of June 30, 1999, First Security had not declared a default, but reserved the right to do so. Pursuant to a Third Extension and Modification Agreement dated as of June 30, 1999 by and among the Borrowers and First Security, the Borrowers' obligations under the First Security Loan Documents were due and payable on July 30, 1999.
                  As a result, Marker began engaging in discussions with First Security regarding a standstill and a resolution of First Security's Claim, culminating in the Standstill Agreement dated as of July 30, 1999 (the "Standstill Agreement"), by and among, First Security, the Debtors, Marker USA, Marker Ltd., Marker Deutschland GmbH ("Marker Deutschland") and Newco. Pursuant to the Standstill Agreement and the Plan, on the Effective Date, First Security will receive from Newco Cash equal to the Allowed amount of its Secured Claim in full satisfaction of the First Security Bank Claim against Marker and its Subsidiaries. As of July 30, 1999, the aggregate amount outstanding under the First Security Secured Loan Documents is $9,638,167.65 (plus reasonable attorneys fees and expenses incurred after June 30, 1999).

                  Pursuant to the Standstill Agreement, First Security and Marker have agreed upon the basic terms of a proposed restructuring of Marker and the treatment of First Security's Claim to be contained in the Plan and other definitive documentation. However, First Security's voting rights with respect to the Plan are specifically reserved in the Standstill Agreement. Pursuant to the Standstill Agreement, First Security agrees not to directly or indirectly sell, assign, hypothecate, dispose of or otherwise transfer any claim against the Borrowers arising from or relating to the First Security Loan Documents prior to the termination of the Standstill Agreement.

                  (ii)     German Banks  Settlement

                           a.       Hypo Vereinsbank (New York) Claim

                           On  April  15,  1999,  the  Company  did  not  make a
required principal and interest payment of DM 900,000 (U.S. $496,000) on the Third Restated Promissory Note between Marker and Hypo Vereinsbank (acting through its New York branch) dated April 15, 1998 (the "Term Loan").

                           On April 16, 1999, Hypo  Vereinsbank  notified Marker
that nonpayment of principal and interest constituted a default under the terms of the Term Loan and that the entire balance of DM 6.4 million (U.S. $3.4 million) was immediately due and payable. As a result, Hypo Vereinsbank applied the proceeds of a time deposit that was held as security by the bank in the amount of $2.0 million against the outstanding balance due on the Term Loan.

                           In addition,  on March 31, 1999, Marker Deutschland's
DM 58.7 million (U.S. 32.3 million) line of credit with Hypo Vereinsbank, Deutsche Bank AG ("Deutsche Bank") and BFG Bank expired. Marker Deutschland's obligations to Hypo Vereinsbank and Deutsche Bank are guaranteed by Marker. In addition, Marker granted to the German Banks a second lien on its intangible assets (i.e., patents and trademarks).

                           As a result,  Marker and Marker Deutschland commenced
negotiations  with  Hypo  Vereinsbank  to  restructure  the  debt  owed  to Hypo
Vereinsbank, culminating in a Settlement Agreement dated as of August 18, 1999 between Hypo Vereinsbank, Marker and CT (the "Hypo Vereinsbank Settlement Agreement").

                           Pursuant  to  the  Plan  and  the  Hypo   Vereinsbank
Settlement Agreement, Hypo Vereinsbank will forgive, in full, the outstanding indebtedness of Marker (DM 2,755,000 (plus interest from 4/19/99 to 8/13/99) as of August 13, 1999) under the Term Loan in full satisfaction of the Hypo Vereinsbank (New York) Claim.

                           b.       Hypo   Vereinsbank   Claims  Against  Marker
                                    Deutschland GmbH and Related Guarantee Claim
                                    Against Marker

                           Pursuant  to the  terms  and  conditions  of the Hypo
Vereinsbank Settlement Agreement, Hypo Vereinsbank agrees to sell to Newco, effective as of the Confirmation Date, DM 22,455,000 of the outstanding balance of DM 40,761,000 (as of August 13, 1999) under the Loan Agreement between Hypo Vereinsbank and Marker Deutschland dated October 13, 1998, as amended (the "Cash Credit") for a nominal consideration of DM 1.00 (one Deutschmark). The parties also agree that upon such sale, the balance of the Cash Credit will be DM 18,306,000 which balance will be available to Marker Deutschland for financing during the 1999-2000 fiscal year and will be added to the New Financing Facility (defined below). In addition, Marker Deutschland is also a party to six (6) loan agreements entered into with Hypo Vereinsbank from 1995 to 1997 (collectively, the "Medium Term Loan"). Pursuant to the Hypo Vereinsbank Settlement Agreement, Hypo Vereinsbank agrees that the Medium Term Loan in the amount of DM 4,648,000 will remain available to Marker Deutschland for financing the 1999-2000 fiscal year. Finally, subject to the conditions set forth in the Hypo Vereinsbank Settlement Agreement, Marker's and Marker USA's guarantees of Marker Deutschland's obligations to Hypo Vereinsbank under the Loan Agreement and Medium Term Loan pursuant to guarantees issued by each of Marker and Marker USA on August 1, 1990 in the amount of DM 80,000,000, will be canceled, released and terminated and of no further effect.

                           Pursuant   to   the   Hypo   Vereinsbank   Settlement
Agreement, Hypo Vereinsbank also agrees to make available to Marker Deutschland, effective as of the Confirmation Date, a new line of credit (the "New Financing Facility") to be used for financing Marker Deutschland's 1999-2000 fiscal year in an amount up to DM 58,480,000 consisting of DM 18,306,000 remaining balance on the Cash Credit and DM 40,174,000 additional commitment (the "Hypo New Commitment"). The Hypo New Commitment has already been made available to Marker Deutschland since April 1, 1999, to be replaced by the New Financing Facility. The New Financing Facility will be secured by a first-priority security interest in (i) all existing and future accounts receivable of Marker Deutschland, (ii) all existing and future inventory of Marker Deutschland, and (iii) all existing and future trademarks, patents and licenses of Newco relating in any way to the production or sale of ski bindings and their components. Newco will become a contract party to, and liable for, the New Financing Facility.

                           Finally,  pursuant to the Hypo Vereinsbank Settlement
Agreement, CT and Hypo Vereinsbank agree to use their reasonable best efforts to support Marker's debt restructuring pursuant to the "pre-negotiated" Plan. In addition, subject to the fulfillment of the conditions set forth in the Hypo Vereinsbank Settlement Agreement (including, among other things, the Plan being, in form and substance, satisfactory to Hypo Vereinsbank and Court approval of this Disclosure Statement), Hypo Vereinsbank agrees to vote in favor of the Plan. Hypo Vereinsbank also agrees, for so long as the Hypo Vereinsbank Settlement Agreement is in effect, not to directly or indirectly, sell, assign, hypothecate, dispose of or otherwise transfer any Claim against Marker or Marker Deutschland arising from or relating to the Cash Credit, the Medium Term Loan or the Term Loan.

                           c.       Deutsche  Bank  AG  Claims   Against  Marker
                                    Deutschland GmbH and Related Guarantee Claim
                                    Against Marker

                           Marker  Deutschland  is  indebted  to  Deutsche  Bank
pursuant to (i) a Loan Agreement between Deutsche Bank and Marker Deutschland dated November 5/9, 1998 as amended on December 30, 1998, January 12, 1999, February 23, 1999 and August 18, 1999 (the "DBAG Cash Credit") and (ii) Loan Agreements between Deutsche Bank and Marker Deutschland dated November 18/22, 1996 and September 9/16, 1997 (the "DBAG Medium Term Loan"). Marker Deutschland's obligations under the DBAG Cash Credit and the DBAG Medium Term Loan are guaranteed by each of Marker and Marker USA pursuant to guarantees issued by each of Marker and Marker USA on April 30, 1998 in the amount of DM 40,000,000.

                           Pursuant to an Agreement  dated as of August 18, 1999
(the "DBAG Settlement Agreement"), by and among Deutsche Bank, Marker and CT, the parties have agreed, among other things, to the terms of a restructuring of the obligations owed to Deutsche Bank.

                           Pursuant  to the  terms  and  conditions  of the DBAG
Settlement Agreement, Deutsche Bank agrees to sell to Newco, effective as of the Effective Date, DM 5,690,000 of the outstanding balance of DM 10,798,000 (as of August 13, 1999) under the DBAG Cash Credit for a nominal consideration of DM
1.00 (one Deutschmark). The parties also agree that upon such sale, the balance of the DBAG Cash Credit will be DM 5,108,000 which balance will be available to Marker Deutschland for financing during the 1999-2000 fiscal year and will be added to a new financing facility. In addition, pursuant to the DBAG Settlement Agreement, Deutsche Bank agrees that the DBAG Medium Term Loan in the amount of DM 1,142,000 will remain available to Marker Deutschland for financing the 1999-2000 fiscal year. Finally, subject to the fulfillment of the conditions set forth in the DBAG Settlement Agreement, Marker's and Marker USA's guarantees of Marker Deutschland's obligations to Deutsche Bank will be canceled, released and terminated and of no further effect.

                           Deutsche Bank has also agreed to make available a new
line of credit to Marker Deutschland (for 1999-2000 fiscal year) as part of a new financing facility in an amount of up to DM 17,934,000, consisting of DM 5,108,000 remaining balance of the DBAG Cash Credit and DM 12,826,000 additional commitment (the "New Commitment"). The New Commitment has already been made available to Marker Deutschland since April 1, 1999. This separate arrangement will be canceled and replaced with a new financing facility to be contained in a credit agreement which will cover the remaining balance of the Cash Credit, the amount drawn under the New Commitment, and any unused balance of the New Commitment. Newco will be party to and be liable for the obligations under this new financing facility, which will be secured by all accounts receivable and inventory of Marker Deutschland and all intangibles (i.e., patents and trademarks) of Newco.

                           Finally,  pursuant to the DBAG Settlement  Agreement,
CT and  Deutsche  Bank  agree to use their  reasonable  best  efforts to support

Marker's debt restructuring pursuant to the Plan. In addition, subject to the fulfillment of the conditions set forth in the DBAG Settlement Agreement
(including, among other things, the Plan being, in form and substance, satisfactory to DBAG and Court approval of this Disclosure Statement), Deutsche Bank agrees to vote in favor of the Plan. Deutsche Bank also agrees, for so long as the DBAG Settlement Agreement is in effect, not to directly or indirectly, sell, assign, hypothecate, dispose of or otherwise transfer any Claim against Marker or Marker Deutschland arising from or relating to the DBAG Cash Credit or the DBAG Medium Term Loan.

                  (iii)    Isomura Settlement

                  On August 16, 1994, Marker issued Series A Bonds to Isomura Sangyo Kaisha Ltd., a Japanese Corporation ("Isomura"), in the aggregate principal amount of $19 million. Marker did not make the required interest payment of $125,000 due in October 1998 and $125,000 due in April 1999 on the Series A Bonds. As a result, Isomura, the bondholder, has the right to declare the Series A Bonds in default and accelerate the entire outstanding balance of approximately $11.5 million plus accrued interest of approximately $600,000. On March 26, 1999, CT entered into a restructuring agreement with Isomura (as amended, the "Isomura Agreement"). Pursuant to the Isomura Agreement, Isomura agreed to reduce the amount due under the Series A Bonds to an aggregate principal amount of $5,750,000. Pursuant to the Plan and the Isomura Agreement, on the Effective Date, Isomura, the holder of the Allowed Series A Bonds Claim, will receive the Isomura Note, to be issued by Newco, in the aggregate principal amount of $5,750,000 in full and complete satisfaction of the Series A Bonds Claim. The Isomura Note is a five year unsecured promissory note with the following principal terms: (i) principal amortization in four (4) equal annual installments of $750,000 commencing on the first anniversary of the date on which the Confirmation Order shall become a Final Order (hereafter, the "Final Confirmation Date") and the remaining principal amount of $2,750,000 to be payable on the fifth anniversary of the Final Confirmation Date; (ii) interest will be paid annually until the second anniversary of the Final Confirmation Date and semi-annually thereafter at an interest rate of 2% per annum both before and after default until the fourth anniversary of the Final Confirmation Date and thereafter, the interest rate, both before and after default will be the rate Isomura pays to the bank or other financial institution that funded the purchase of the Series A Bonds by Isomura or has taken over said position from the original funding bank or institution, provided said rate of interest does not exceed the prime lending rate extended by said bank or other financial institution on commercial loans in Japan from time to time plus one-half of one percent (.5%); and (iii) interest will accrue under the Isomura Note commencing April 1, 1999. The Isomura Note will be in substantially the form annexed to the Plan as Exhibit 2 .

                  Pursuant to the Isomura Agreement, Newco and Eiichi Isomura will enter into an employment agreement, effective on the Confirmation Date, pursuant to which Eiichi Isomura agrees to be employed by Marker Japan for a term of at least five (5) years as President and Representative Director at compensation levels to be negotiated. In addition, commencing on the sixth anniversary of the Confirmation Date, Newco will satisfy Eiichi Isomura's obligations under personal guaranties made by him as credit support for Marker Japan Co. Ltd.'s obligations under a certain term loan facility and a working capital facility, by making three equal annual payments of up to $1,166,666 on the then aggregate principal amount outstanding under the term loan and working capital facilities. Eiichi Isomura's personal guaranties will be terminated and all obligations thereunder will be discharged on the eighth anniversary of the Confirmation Date. The liability of Eiichi Isomura under the personal guaranties will be limited to $3,500,000.

                  Pursuant to the Isomura Agreement, Isomura and CT agree that the restructuring agreed to in the Isomura Agreement is subject to each party's written consent to the definitive documentation relating thereto. The parties agree to take all reasonable steps and use their best efforts to (i) negotiate and assist in the preparation of and to enter into such definitive documentation and (ii) obtain Court approval of the Plan. The parties also agree not to support or propose any other Plan unless such plan is acceptable to and endorsed by Newco. Pursuant to the Isomura Agreement, Isomura also agrees, so long as the Isomura Agreement is in effect, not to directly or indirectly, sell, assign, transfer, hypothecate or otherwise dispose of (i) any Series A Bonds beneficially owned by it or as to which it has investment discretion, (ii) any Claim arising from or relating to the Series A Bonds or (iii) any option, interest in, or right to acquire any Series A Bonds or related Claims.

                  (iv)     Foreign Exchange Contracts Settlements

                           a.       M&T Bank

                  On May 1, 1997, Marker entered into a certain Foreign Exchange Netting Agreement (as amended, supplemented or otherwise modified from time to time, the "M&T Foreign Exchange Contract") in order to hedge against foreign currency fluctuations. Subsequent to March 31, 1999, Marker notified M&T Bank that it would be unable to utilize the M&T Foreign Exchange Contract as originally intended. As a result, on May 25, 1999, M&T Bank terminated the M&T Foreign Exchange Contract, and pursuant to its rights thereunder, canceled and closed out all outstanding foreign exchange contracts for a loss of $3.7 million as of May 21, 1999 and demanded immediate payment of this amount. Shortly thereafter, Marker and Newco commenced negotiations with M&T Bank to restructure the obligation. These discussions culminated in a letter agreement dated as of July 26, 1999 (as supplemented by the Supplemental Agreement of Understanding dated as of August 11 1999, the "M&T Letter Agreement"), between M&T Bank, Marker, CT and Newco, pursuant to which the parties set forth the principal economic terms for the treatment of M&T Bank's Claims under the Plan.

                  Pursuant to the M&T Letter Agreement, M&T Bank agrees to reduce its Claim under the M&T Foreign Exchange Contract from $3,675,823.37 (plus interest thereon after May 16, 1999 at a rate of prime plus 2%, plus costs and expenses) to $1,838,000 (the "Reorganized Debt"). Pursuant to the Plan and the M&T Letter Agreement, (i) Newco will assume the Reorganized Debt and (ii) in full and complete satisfaction of the Reorganized Debt and M&T Bank's Foreign Exchange Contract Claims against Marker, on the Effective Date, M&T Bank will receive from Newco (a) Cash in an amount equal to $788,000 and (b) the M&T Bank Note. The M&T Bank Note is an unsecured five (5) year promissory note to be issued to M&T Bank in the aggregate principal amount of $1,050,000. Pursuant to the "most favored nations clause" agreed to in the M&T Letter Agreement described below, the M&T Bank Note will be issued jointly and severally by Newco and Marker Japan Co. Ltd. ("Marker Japan") consistent with the treatment accorded to KeyBank pursuant to the KeyBank Settlement Agreement described below.

         Principal payments under the M&T Bank Note will be made (x) in consecutive equal quarterly installments of $50,000 during the first four years of the term, the first of which will be paid ninety (90) days after the Effective Date, and (y) in consecutive equal quarterly installments of $62,500 during the fifth year of the term. Interest will be paid quarterly at the rate of 2% per annum until the fourth anniversary of the Effective Date and thereafter until the maturity date at the prime lending rate extended by commercial banks on commercial loans in Japan from time to time plus one-half (1/2) of one percent. The M&T Bank Note will be in substantially the form annexed to the Plan as Exhibit 3.

                  The M&T Letter Agreement provides that Marker and CT agree that, except with respect to Marker's existing secured lenders and ordinary course trade creditors, none of Marker's creditors or shareholders will obtain any settlement, restructuring, payment or other disposition of any of its Claims or Equity Interests that is more favorable than the terms of M&T Bank's restructuring unless such more favorable terms are afforded to M&T Bank on an equal pro rata basis.

                  Finally, pursuant to the M&T Letter Agreement, Marker and M&T Bank agree that the restructuring agreed to in the M&T Letter Agreement is subject to each party's written consent to the definitive documentation relating thereto. The parties agree to take all reasonable steps and use their best efforts to (i) negotiate and assist in the preparation of and to enter into such definitive documentation and (ii) obtain Court approval of the Plan so long as the Plan provides for the treatment of M&T Bank's Claim in accordance with the M&T Letter Agreement. Pursuant to the M&T Letter Agreement, M&T Bank agrees that until the occurrence of certain events set forth therein, M&T Bank will not directly or indirectly, sell, assign, hypothecate, dispose of or otherwise transfer any Claim against Marker arising from or relating to the M&T Foreign Exchange Contract.

                           b.       KeyBank

                  Marker and/or its Subsidiaries also bought and sold foreign currencies from time to time pursuant to the KeyBank National Association Foreign Exchange Transaction Terms and Conditions set forth in the written confirmations entered into from time to time with respect to each foreign exchange transaction (collectively, the "KeyBank Foreign Exchange Contracts"). On August 13, 1999, KeyBank terminated the KeyBank Foreign Exchange Contracts. KeyBank asserts that Marker and its Subsidiaries owe KeyBank $1,279,626.31 (the "KeyBank FX Debt") in realized losses under the terminated KeyBank Foreign Exchange Contracts. Pursuant to the Agreement of Understanding dated as of August 17, 1999 (the "KeyBank Settlement Agreement"), entered into by and among KeyBank, Marker, Marker Deutschland, Marker Japan Co. Ltd. ("Marker Japan") and Newco, the parties reached an agreement which resolved the treatment of KeyBank's Claims under the Plan.

                  Pursuant to the KeyBank Settlement Agreement and the Plan, KeyBank agrees to reduce its Claim under the KeyBank Foreign Exchange Contracts from $1,279,626.31 to $638,534 (the "Reorganized KeyBank Debt"). Contemporaneously with execution of the KeyBank Settlement Agreement, Marker and

Marker Japan delivered to KeyBank a promissory note (the "KeyBank FX Debt Note") for the entire KeyBank FX Debt, payable upon demand with interest at ten percent, issued by Marker and Marker Japan. KeyBank cannot make any demand under the KeyBank FX Debt Note except upon termination of the KeyBank Settlement Agreement. Pursuant to the Plan and the KeyBank Settlement Agreement, on the Effective Date Newco will (i) assume the Reorganized KeyBank Debt, (ii) make a Cash payment to KeyBank of $273,840 (the "Cash Payment") and (iii) issue, jointly and severally with Marker Japan, the KeyBank Note. The KeyBank Note is an unsecured five (5) year promissory note to be issued by Newco to KeyBank in the aggregate principal amount of $364,694. Principal payments under the KeyBank Note will be made (x) in consecutive equal quarterly installments of $17,095 during the first four years of the term, the first of which will be paid ninety
(90) days after the Effective Date, and (y) in consecutive equal quarterly installments of $22,793 during the fifth year of the term. Interest will be paid quarterly at the rate of 2% per annum until the fourth anniversary of the Effective Date and thereafter until the maturity date at the prime lending rate extended by commercial banks on commercial loans in Japan from time to time plus one-half (1/2) of one percent. The KeyBank Note will be substantially in the form of the M&T Bank Note annexed to the Plan as Exhibit 3. Under the Plan, KeyBank's Allowed Claim against Marker will be discharged upon KeyBank's receipt of the Cash Payment and the KeyBank Note. The KeyBank Note shall be exchanged for the KeyBank FX Debt Note and the KeyBank FX Debt Note shall be canceled and have no further force and effect on and after the Effective Date, and Marker's and Marker Japan's obligations thereunder shall be discharged.

                  KeyBank has asserted and continues to maintain that Marker Deutschland and Marker USA are jointly and severally liable with Marker and Marker Japan for the entire KeyBank FX Debt. Pursuant to KeyBank Settlement Agreement, the parties agree, without that agreement being an admission of liability to KeyBank, that KeyBank shall preserve all rights and claims against Marker Deutschland and Marker USA and that nothing in the Plan will in any way affect such rights. KeyBank agrees that in the event the Plan is confirmed and no event of default has occurred or is continuing under the KeyBank Note after the Effective Date, KeyBank will make no claim against the Subsidiaries, or seek recovery on the KeyBank FX Debt, and further that KeyBank will make no claim against the Subsidiaries on account of the KeyBank FX Debt which exceeds in principal amount the balance of the KeyBank Note which may be outstanding from time to time. Neither Marker Deutschland nor Marker USA admit any liability or obligation to KeyBank arising from or otherwise relating to the KeyBank FX Debt, the KeyBank Foreign Exchange Contracts, the KeyBank FX Debt Note or the KeyBank Note, and all of such Subsidiaries' rights, defenses and claims are preserved in the KeyBank Settlement Agreement. Upon receipt by KeyBank of full, final and timely payment of the Cash Payment and all sums payable under the KeyBank Note, Newco and the Subsidiaries will also be discharged of any and all obligations or liabilities arising under or relating to the KeyBank FX Debt, the KeyBank Foreign Exchange Contracts and the KeyBank Note, as applicable.

                  The KeyBank Settlement Agreement also provides that, except with respect to Marker's existing secured lenders and ordinary course trade creditors, none of Marker's creditors or shareholders will obtain any settlement, restructuring, payment or other disposition of any of its Claims or Equity Interests that is more favorable than the terms of the KeyBank Settlement Agreement unless such more favorable treatment is afforded to KeyBank on an equal pro rata basis.

                  Pursuant to the KeyBank Settlement Agreement, the parties agree that the restructuring agreed to in the KeyBank Settlement Agreement is subject to each party's written consent to the definitive documentation relating thereto. The parties agree to take all reasonable steps and use their best efforts to (i) negotiate and assist in the preparation of and to enter into such definitive documentation and (ii) obtain Court approval of the Plan so long as the Plan provides for the treatment of KeyBank's Claim in accordance with the KeyBank Settlement Agreement. Pursuant to the KeyBank Settlement Agreement, KeyBank agrees that so long as the KeyBank Settlement Agreement is in effect, KeyBank will not directly or indirectly, sell, assign, hypothecate, dispose of or otherwise transfer any Claim against Marker arising from or relating to the KeyBank Foreign Exchange Contracts.

                  (v)      Tauber Settlement

                  Henry E. Tauber ("Tauber"), former president and chief executive officer of Marker and a member of Marker's board of directors, is the record and beneficial owner of 1,000,000 shares of Marker's Series B Preferred
Stock (the "Preferred Stock Interests") which were acquired for $3.00 each in cash, for a total investment of $3,000,000. Each share of the Series B Preferred Stock is convertible, at the option of the holder, at any time, into shares of common stock of Marker at a rate of one and one-third shares of common stock for each share of Series B Preferred Stock. At the election of a majority of the holders of the Series B Preferred Stock, the Company is required to redeem each year, beginning September 1, 2003, and on each September 1 thereafter, 25% of the total number of outstanding shares of Marker's Series B Preferred Stock at a price per share equal to $3.00 (subject to adjustment) plus accrued and unpaid cumulative dividends. Tauber and Newco entered into an Agreement of Understanding dated as of July 13, 1999 (the "Tauber Agreement") regarding the treatment of Tauber's Preferred Stock Interests under the Plan.

                  Pursuant to the Tauber Agreement, Tauber or the then existing holder of the Preferred Stock Interests is given an Allowed Claim in the principal amount of $1,500,000 on account of the Preferred Stock Interests (the "Tauber Claim"). Pursuant to the Plan, in full satisfaction and release of the Tauber Claim, on the Effective Date Newco will assume the Tauber Claim and will pay, as when due, the Tauber Payment Obligations. The Tauber Payment Obligations will consist of the following: (i) three equal annual installments of the principal of the Tauber Claim of $150,000 each, the first of which will be due and payable on June 1, 2000 and the second and third on the same day of each succeeding year, and (ii) four equal annual consecutive installments of the principal of the Tauber Claim of $262,500 each, the first of which is payable June 1, 2003 and the remaining three on the same day of each succeeding year until paid in full on June 1, 2006. Simple interest at the rate of 5% per annum will accrue on all installments of the principal of the Tauber Claim that have not been paid, in whole or in part, on their respective due dates; provided that interest will only commence as and from the later of June 1, 2003 and the date such installment was due and payable. Newco will have the right any time and from time to time to defer, without premium or penalty, the payment (in whole or in part) of any installment of principal and the payment of any accrued interest thereon up to and including June 1, 2007. Tauber will have no recourse against

Newco for failure to pay Tauber any principal installment when due; provided that all amounts due Tauber under the Plan will be paid on or before June 1, 2007.

                  Pursuant to the Tauber Agreement, Tauber has accepted the treatment provided to the Preferred Stock Interests subject to confirmation of the Plan.

                  (vi)      Equity Lock-up Agreement

                  On or about July 30, 1999, CT, Tauber (the holder of the Preferred Stock Interests) and holders of approximately 51% of the Common Stock Interests in Marker entered into the Shareholders Agreement of Understanding (the "Equity Agreement"). Pursuant to the Equity Agreement, each stockholder agreed (i) to take all reasonable steps and use his or their reasonable best efforts to (a) negotiate and assist in the preparation of and to enter into definitive documentation with respect to the transactions contemplated by the Newco Agreement and (b) obtain Court approval of the Plan, the Newco Agreement and such other related documentation, (ii) not to support or propose any other plan of reorganization or any other sale of substantially all of the assets of Marker or its Subsidiaries unless such plan or sale is acceptable to Newco, and
(iii) not to sell, encumber, assign or otherwise dispose of such stockholder's Equity Interest in Marker during the term of the Equity Agreement.

                  (vii)    Conclusions Re: Settlements

                  The foregoing settlements described in Section  II.A.2(i)-(vi)
above, represent a global restructuring of the debts of Marker and its Subsidiaries. This global restructuring was necessitated by the fact that Marker had inadequate working capital to fund operations and service its debt and was not in compliance with certain financial covenants and in default under its obligations to certain creditors. These settlements are integral to implementation of the Sale and the Plan. Without such settlements restructuring the Debtors' major categories of debt, CT would not move forward with the Sale. In fact, delivery of the executed lock-up and other agreements described above is a condition to the Closing of the Sale.

                  The Debtors believe that each of the settlements described above represents a good faith compromise of the claims and disputes between the parties, is fair and equitable, is well within the range of reasonableness and should be approved by the Court pursuant to Bankruptcy Rule 9019.

B.       Global Debt Restructuring of Marker and its Subsidiaries

         The implementation of the Debtors' Plan and the sale of Marker's Assets as described herein allows for a restructuring of Marker's debt obligations. However, that restructuring is part of a global debt restructuring which is taking place with respect to Marker's non-debtor operating Subsidiaries, in particular, Marker Deutschland. Pursuant to the Plan and the settlements described above, Marker will achieve $14,570,448 in debt forgiveness with respect to $25,928,840 of debt in Marker. In addition, simultaneously herewith, Marker Deutschland, Marker's non-debtor operating Subsidiary conducting business in Germany, is undergoing a consensual debt restructuring with its working capital lenders, Hypo Vereinsbank, Deutsche Bank and BFG Bank. Substantially all of Marker's ski bindings are manufactured by Marker Deutschland. Pursuant to the German debt restructuring, Marker Deutschland will achieve debt forgiveness of approximately $15,722,280 with respect to existing working capital debt of $40,808,725. However, Marker Deutschland's restructuring is contingent upon consummation of the Newco Agreement, execution of debt restructuring agreements with Marker's major creditors and confirmation of the Plan in accordance with the timetable set forth in the Newco Agreement.

C.       Summary of Classes and Treatment Under the Plan

         The Plan constitutes a separate plan of reorganization for each Debtor and each type of Claim and Equity Interest against and in the Debtors, except Administrative Claims and Priority Claims, is placed in the classes set forth on the Table of Summary of Classes and Treatment set forth below for each of the respective Debtors.


                     SUMMARY OF CLASSIFICATION AND TREATMENT
                  OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

                         Type of Claim or                                                      Estimated
Class                    Equity Interest                      Treatment                        Recovery
-----                    ---------------                      ---------                        --------

Unclassified             Allowed Administrative Claims    Paid in full (or as otherwise        100%
Unclassified             Allowed Priority Claims          Paid in full, in Cash, on or as      100%
Unclassified             Allowed Priority Tax Claims      Each holder of an Allowed Priority   100%
Marker
Marker Class 1           Allowed First Security Bank      Impaired; paid by Newco in full,     100%
Marker Class 2           Allowed First Mortgage Claim     Impaired.  In full and complete      100%
Marker Class 3           Allowed Hypo Vereinsbank (New    Impaired.  On the Effective Date,    0%
Marker Class 4`          Allowed Series A Bonds Claim     Impaired.  On the Effective Date,    47%
Marker Class 5           Allowed German Banks Guarantee   Impaired; no distribution under      0%
Marker Class 7           Allowed Piero Claims             Unimpaired.  Pursuant to and in      100%
Marker Class 8           Allowed Insured Product          Unimpaired.  Allowed Insured         100%
Marker Class 9           Allowed Small General            Unimpaired; paid in full, in Cash,   100%
Marker Class 10          Allowed Preferred Stock          Impaired.  In full and complete      N/A
Marker Class 11          Allowed Common Stock Interests   Impaired; each holder of a Class     N/A
DNR USA
DNR USA Class 1          Allowed First Security Bank      Impaired; see treatment provided     100%
DNR USA Class 2          Allowed General Unsecured        Unimpaired; paid in full, in Cash,   100%
DNR USA Class 3          Allowed Equity Interests in      Impaired.  Marker, the holder of     N/A
DNR N.A.
DNR N.A. Class 1         Allowed First Security Bank      Impaired; see treatment provided     100%
DNR N.A. Class 2         Allowed General Unsecured        Unimpaired; paid in full, in Cash,   100%
DNR N.A. Class 3         Allowed Equity Interests in      Impaired.  Marker, the holder of     N/A


                                      III.

                             OVERVIEW OF CHAPTER 11

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and equity interest holders. In addition to permitting rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and equity interest holders with respect to distribution of a debtor's assets.

         The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor in possession."

         The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against and interests in the debtor. Confirmation of a plan of reorganization by the bankruptcy court makes that plan binding upon a debtor, any person acquiring property under the plan and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

         After a plan of reorganization has been filed, the holder of claims against or interest in a debtor are permitted to vote to accept or reject the plan. Before soliciting acceptances of the proposed plan, however, Section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Debtors are submitting this Disclosure Statement to holders of Claims against Equity Interests in the Debtors to satisfy the requirements of Section 1125 of the Bankruptcy Code.


                                       IV.

                     DESCRIPTION OF THE DEBTORS' BUSINESSES

A.       General Background

         Marker is a leading designer, developer, manufacturer and marketer of alpine ski bindings in North America, Europe and Asia. Marker is a holding company which operates its business through its Subsidiaries, Marker Deutschland, Marker USA, Marker Japan, Marker Austria GmbH ("Marker Austria") and Marker Canada, Ltd. ("Marker Canada") (a 33.33% owned Subsidiary after giving effect to the sale to CT described below). Substantially all of the Company's ski bindings are manufactured by Marker Deutschland, which also distributes bindings in Germany, to Subsidiaries of the Company, and to independent distributors in countries where the Company does not have a distribution subsidiary.

         On June 18, 1999, CT, Marker, Marker Canada and Lapointe Rosenstein, as escrow agent, entered into a shareholders agreement pursuant to which CT, on behalf of Newco, purchased 200 class "A" shares of Marker Canada for a purchase price of Cdn $1.5 million. The 200 class "A" shares represent 66.66% of the outstanding voting and participating shares of Marker Canada. The remaining 100 class "A" shares, representing 33.33% of the outstanding and voting shares, are held by Marker. The purpose of this transaction was to provide working capital to Marker Canada.

         The purchase price of Cdn $1.5 million (converted to U.S. dollars at an exchange rate of 1.4627 Canadian dollar per U.S. dollar) will be deducted from the U.S. $15 million required to be contributed by CT to Newco pursuant to the Newco Agreement. CT has the option (the "Canada Option") to purchase all of Marker's 100 shares of Marker Canada for a purchase price of Cdn $750,000, less all amounts then payable by Marker or any of its Subsidiaries to Marker Canada, CT or any subsidiary or Affiliate of CT. The Canada Option is exercisable if (i) the transactions contemplated by the Newco Agreement are not consummated on or before December 31, 1999, (ii) Marker or any of its Subsidiaries is acquired by, merges with or sells all or a substantial part of its assets or securities to a person other than CT, its subsidiaries or Affiliates, (iii) Marker makes a motion or application in the bankruptcy court to reject the Canada Option, or
(iv) Marker contests the validity or enforceability of the Canada Option or denies it has any obligations under the shareholders agreement.

         Until March 1999, Marker Ltd., also a Subsidiary of the Company, designed, distributed and sold to retailers the Company's clothing, gloves and luggage products for skiing and other recreational activities. On March 8, 1999, the Company and Marker Ltd. granted Ski & Sports Recreation Company, L.L.C. an exclusive, worldwide right to manufacture, market and sell the Company's clothing, gloves and luggage products (the "Apparel Business") utilizing the "Marker" tradename in return for royalty payments equal to a percentage of net sales which ranges from 3% to 5%. Marker has the right to terminate the license agreement in the event annual net sales fall below a certain level. In addition, Marker and Marker Ltd. may, at any time before March 31, 2001, acquire by assignment all of the rights of Ski & Sports Recreation Company, L.L.C. under the license agreement. Marker and Marker Ltd. also have the right of first refusal through March 31, 2002 as to any sale or transfer of the business or assets used by Ski & Sports Recreation Company, L.L.C. for the manufacture, sale and marketing of the Apparel Business. In connection with the license agreement, Marker and Marker Ltd. sold certain assets (including, inventory and accounts receivable) of Marker Ltd. to Ski & Sports Recreation Company, L.L.C.

         In addition, prior to September 1998, Marker and certain of its Subsidiaries designed, developed, manufactured and marketed snowboards, Interface Step-in System(TM), traditional snowboard bindings and snowboard boots. Marker operated its snowboard business through DNR Sportsystem Ltd. ("DNR Sportsystem"), an 80% owned Subsidiary of Marker AG, a wholly-owned Subsidiary of the Company, and Marker's wholly-owned Subsidiaries, DNR USA, DNR N.A. and DNR Japan Co., Ltd. ("DNR Japan"). DNR Sportsystem designed, developed and distributed snowboards and related products. DNR USA manufactured snowboards for distribution under the Santa Cruz(TM) and Marker(TM) brand names. DNR N.A. and

DNR Japan, through their own sales force, marketed snowboards, Interface Step-in Systems(TM), snowboard bindings and boots directly to retailers in the United States and Japan, respectively. The Company has substantially completed the process of exiting the snowboard business. On December 14, 1998, the Company sold its 80% interest in DNR Sportsystem Ltd. for nominal consideration and the elimination of all outstanding intercompany balances. On December 31, 1998, the Company sold the building and land that housed the Company's snowboard manufacturing operations for $3.1 million. On January 14, 1999, the Company's leased snowboard manufacturing equipment was disposed of through an auction and the net proceeds of the auction were paid to Zions Credit, the equipment lessor. The Company is currently in the process of collecting its remaining outstanding snowboard receivables of $171,000, net of allowance for doubtful accounts, as of March 31, 1999, which will complete the Company's exit from the snowboard business.

         The Company owns its 57,000 square foot combined headquarters and western United States distribution facility located in Salt Lake City, Utah, which was constructed in 1995. Marker USA leases an 8,600 square foot warehouse in Manchester, New Hampshire for use as its eastern United States distribution hub.

         Marker was incorporated in 1981 under the laws of the State of Utah. Marker's principal executive offices are located at 1070 West 2300 South, Salt Lake City, Utah 84119 and its telephone number is (801) 972-2100.


B.       Equity and Debt Structure

         1.       Equity Structure

         The Company has the authority to issue up to 25,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of Series B Preferred Stock, $0.01 par value. Based on information available from the Company's registrar and transfer agent, the Company estimates that at June 30, 1999 there were approximately 1,800 holders of record of the Company's common stock. As of June 30, 1999, there were 11,140,577 shares of common stock outstanding. The Company's common stock is quoted on the over-the-counter bulletin board.

         Tauber owns 1,000,000 shares of the Company's Series B Preferred Stock, which constitute all of the issued and outstanding shares. Each share of the Series B Preferred Stock is convertible, at the option of the holder, at any time, into shares of common stock of the Company at a rate of one and one-third shares of common stock for each share of Series B Preferred Stock. At the election of a majority of the holders of the Series B Preferred Stock, the Company is required to redeem each year, beginning September 1, 2003, and on each September 1 thereafter, 25% of the total number of outstanding shares at a price per share equal to $3.00 (subject to adjustments) plus accrued and unpaid cumulative dividends. Pursuant to the Plan and the Tauber Agreement, Tauber or the then current holder of the Preferred Stock Interests will be given an Allowed Claim under the Plan in the principal amount of $1,500,000 on account of the Preferred Stock Interests. For a more detailed description of the treatment of Preferred Stock Interests under the Plan see Section II.A.2(vii), "Tauber Settlement".

         2.       Debt Structure

                  Following is a list of the Debtors' major categories of debt:

                  (i) Secured line of credit with First Security Bank pursuant to the First Security Bank Credit Agreement, as modified and extended, with maximum borrowings of approximately 12,500,000, subject to a borrowing base limitation. Interest at the prime rate plus 0.5% (with a maximum default interest rate of prime plus 3%) secured by, among other things, accounts receivable and inventory;

                  (ii)     First Mortgage on Marker's corporate headquarters;

                  (iii) Note payable in German Marks (DM 6.4 million) to Hypo Vereinsbank (New York Branch) pursuant to Third Restated and Amended Promissory Note dated April 15, 1998, with interest at 4.64%;

                  (iv)     Series A Bonds; and

                  (v)      Foreign Exchange Contracts.

     Each of the foregoing liabilities is described in detail above in Section II.A.2, "Settlements Under the Plan."

                                       V.

             EVENTS LEADING TO COMMENCEMENT OF THE CHAPTER 11 CASES

A.       Snowboard Operations

         Having established itself as a leader in the alpine ski binding business, the Company sought to diversify its business by capitalizing on its existing design and production capabilities and distribution and sales networks. In pursuit thereof, the Company entered the snowboard market in June 1995 by acquiring, through its wholly-owned Subsidiary Marker AG, a 25% equity interest in Switzerland-based DNR Sportsystem, a leading developer, marketer and distributor of snowboards, snowboard boots, snowboard bindings and other related products. In June 1996, the Company used the proceeds of a secondary public offering of common stock and the proceeds from additional borrowings from short-term credit facilities to increase the Company's ownership interest in DNR Sportsystem to 80%.

         In 1997, the Company formed DNR USA to design, develop and manufacture snowboards at a production facility in Salt Lake City, Utah. In January 1997, the Company completed the $2.3 million construction of its 56,608 square foot snowboard manufacturing facility. The facility, adjacent to the Company's headquarters in Salt Lake City, was built on approximately 5 acres of land purchased by the Company for approximately $0.7 million. The Company financed approximately $2.3 million of the costs associated with the manufacturing facility with long term debt payable over 15 years. The Company also formed two distribution Subsidiaries, DNR N.A. and DNR Japan. Through their own sales forces, DNR N.A. and DNR Japan marketed snowboards and related products directly to retailers in the United States and Japan, respectively.

     Marker's entry into the snowboard business required a substantial financial commitment. The snowboard business had become oversaturated with entrants and Marker found itself competing against many other snowboard companies, large and small, with many of the smaller competitors having a much lower cost structure than Marker. During 1997-1998, the snowboard industry began to experience significant consolidation and an oversupply of snowboards and related equipment. All of this led to increased pricing pressures on Marker.

         Marker originally designed its snowboard facility to produce and sell approximately 200,000 snowboards per year. However, as a result of extensive competition and a much lower demand for the Company's snowboards than anticipated, during fiscal 1998, the first full year of operation production at its snowboard manufacturing facility in Salt Lake City, the Company only received  orders  to  purchase  roughly  25% of the  200,000  snowboards  it had anticipated selling. Lower demand for snowboards in fiscal 1998 resulted in under-utilization of the Company's costly manufacturing facility which caused the manufacturing facility to operate at a negative gross margin. The lower demand for snowboard products also resulted in lower sales prices which also lowered the overall gross margin. Finally, during this time period, the entire snowboard industry experienced a significant oversupply problem which contributed to the lower sales of the Company's snowboard products.

         The effects of the highly competitive, oversaturated snowboard market and Marker's costly investment in the snowboard business, negatively impacted the Company's cash flows and working capital which in turn affected the operations of Marker's business as a whole (including the ski binding business).

         In fiscal 1998 the Company's overall net sales decreased 25.4% to $94.3 million, compared to $126.4 million in fiscal 1997. The decrease in net sales related primarily to the Company's snowboard business. Gross profit for fiscal 1998 decreased to $30.4 million, and decreased as a percentage of sales to 32.2%, compared to $45.9 million, or 36.3% of sales, for fiscal 1997. The reduction in gross profit percentage was also primarily related to the Company's snowboard operations.

         The Company's losses resulting from its snowboard operations began to affect the Company's compliance with its existing credit facilities. For example, at March 31, 1998, the Company had insufficient cash to fund its obligations and was not in compliance with certain financial covenants in the First Security Secured Loan Documents. As a result of such non-compliance, First Security Bank had the right to declare all obligations of the Company under the line of credit to be immediately due and payable, which would have triggered a cross-default and acceleration rights in respect of substantially all of the Company's indebtedness. If any such indebtedness had been accelerated, the Company would not have had the ability to repay such indebtedness and would have been forced to seek protection from its creditors under chapter 11 of the Bankruptcy Code.

         As a result of the foregoing, in April 1998 the Company began evaluating its snowboard operations worldwide. In May 1998, the Company's board of directors retained an independent firm to assist the Company in developing and implementing a restructuring plan, while negotiating a refinancing with the Company's lenders. On September 10, 1998, the board of directors authorized the disposition of the entire snowboard operations of the Company. The Company has substantially completed the process of exiting the snowboard business. On December 14, 1998, Marker AG sold its 80% ownership interest in DNR Sportsystem to the Richard H. Novak Trust for US $1.00 and the elimination of all outstanding intercompany balances. On December 31, 1998, the Company sold the building and land that housed the Company's snowboard manufacturing operations for $3.1 million. On January 14, 1999, the Company disposed of its leased snowboard manufacturing equipment through an auction and the net proceeds of the auction were paid to Zions Credit Corporation, the equipment lessor. The Company is currently in the process of winding down its remaining snowboard distribution operations.

B.       Sims Litigation

         Also in fiscal 1997, the Company was enjoined from the distribution of Sims branded products (see below) which accounted for more than $29.0 million in sales in fiscal 1997 thereby further negatively impacting Marker's business operations.

         On September 26, 1996, Thomas P. Sims ("Sims") filed an action in the Superior Court of California for the County of Santa Barbara (the "Superior Court") against Marker and DNR Sportsystem relating to a license agreement, dated September 8, 1991, between Sims and DNR Sportsystem for the production and distribution of snowboards and related products bearing the Sims trademark outside of the United States and Canada. Sims alleged, among other things, that Marker and DNR Sportsystem were promoting products that unfairly competed with Sims' products and that DNR Sportsystem breached the license agreement. On September 27, 1996, Sims notified DNR Sportsystem of his intention to terminate the license agreement, which was scheduled to expire on July 1, 2001. Pursuant to the terms of the license agreement, Sims initiated arbitration proceedings against DNR Sportsystem by filing a demand for arbitration. Sims claimed that termination of the license agreement was justified because of DNR Sportsystem's alleged breach of the license agreement. Sims also claimed that Marker misappropriated Sims' design for a snowboard binding and sought damages based upon various legal and factual theories, including claims that DNR Sportsytem's conduct damaged the value of his trademarks and that DNR Sportsystem distributed goods not authorized by the license agreement. Marker denied Sims' claim and filed a counterclaim in which Marker sought damages from Sims for wrongfully terminating the license agreement, for selling his interest in his trademarks and the license agreement to a third party in violation of a right of first refusal contained in the license agreement, and for other relief and damages.

         On November 27, 1996, the Superior Court granted Sims' request for a preliminary injunction against the Company and DNR Sportsystem. The Superior Court's ruling prevented DNR Sportsystem from manufacturing, shipping, selling or distributing snowboard products with the Sims trademark pending the outcome of the arbitration. The preliminary injunction did not restrict the right of DNR Sportsystem to produce and market snowboards and related products under brand names other than Sims such as the DNR brand name and others.

         Following protracted and costly litigation which spanned over a period of approximately two years, on March 18, 1998, Marker and Sims finally agreed to end their then on-going arbitration proceedings and to release all claims and counterclaims against each other with no monetary exchange. While the settlement ended all disputes between Sims, Sims Sports, Inc. and Marker without payment to either side, the litigation was very costly.

C.       Liquidity   Crisis  and  Inability  to  Comply  With  Existing   Credit
         Facilities

         As described above, as a result of losses from its snowboard operations, at March 31, 1998, the Company had insufficient cash funds to fund its obligations and was not in compliance with financial covenants contained in the First Security Loan Documents.

         On November 12, 1998, the Company entered into a restated credit agreement with First Security Bank which, among other things, extended the maturity of the credit facility until March 31, 1999, increased the interest rate thereon to the bank's prime rate plus 0.5% and waived the Company's non-compliance with certain financial covenants. Under the restated credit agreement, the Company agreed to pledge additional collateral, including certain real property owned by the Company, to secure its obligations.

         In order to assist the Company in repaying a portion of its indebtedness, Tauber purchased 1,000,000 shares of the Company's Series B Preferred Stock for an aggregate purchase price of $3,000,000 in August 1998. The proceeds of the sale were used by the Company to repay a short-term loan with Hypo Vereinsbank. At December 31, 1998, the Company had a working capital deficit of $11.6 million, compared to a working capital deficit of $4.0 million at September 30, 1998 and a working capital of $6.7 million at March 31, 1998. This decrease in working capital was due to higher borrowing levels due to losses in the snowboard business. Notwithstanding Tauber's investment, the Company quickly reached a point where existing debt service and operating obligations could not be paid out of operational cash flow.

         As discussed in Section IV.A above, in June 1999, CT agreed to purchase 66.66% of the outstanding shares of Marker Canada for a purchase price of $1.5 million, in order to assist the Company and provide needed working capital to Marker Canada. In addition, Hypo Vereinsbank and Deutsche Bank AG have agreed to fund Marker Deutschland (subject to Marker meeting the timetable set forth in the Newco Agreement) with an additional DM 6,000,000 line of credit, of which DM 3,000,000 CT has agreed to provide credit support for and DM 3,000,000 is unsecured. Marker Deutschland will in turn lend up to DM 6,000,000 to Marker USA in order to fund the Company's U.S. operations, secured by a second lien on Marker USA's accounts receivable and inventory.

D.       Decrease of Inventory Levels

         In order to decrease inventory levels, the Company ceased binding production at its manufacturing facility in Germany from November 16, 1998 through April 5, 1999. The manufacturing facility received financial assistance from the German government which partially offset the expenses incurred during that period. In connection with a German governmental program, the German government compensated employees who were affected by the shutdown of the assembly line. The Company paid employee taxes and all other fixed costs associated with the factory during this time period.

E.       NASDAQ Delisting

         In August 1998, the Nasdaq Stock Market, Inc. notified the Company of its failure to meet certain minimum financial qualifications required to maintain its listing on the Nasdaq National Market ("Nasdaq"). Nasdaq's continued listing standards require, among other things, net tangible assets of $4.0 million and a minimum bid price of one dollar. As a result of the Company's inability to meet Nasdaq's requirements, shares of the Company's common stock ceased to trade on Nasdaq at the close of business on October 28, 1998. The Company's common stock currently trades on the OTC Bulletin Board.

F.       Other Litigation

         (i)      Piero Litigation

                  On March 22, 1999, Piero G. Ruffinengo ("Piero") filed a breach of contract action against Marker and certain of its officers and directors in the Third Judicial District Court in Salt Lake City, Utah (the "Piero Lawsuit"). In the Piero Lawsuit, Piero, who provided legal and consulting services to the Company from 1982 to 1998, alleged, among other things, breach of contract and failure to pay wages, and sought damages as well as injunctive relief and a declaratory judgment that Marker does not have authority to demand that Piero transfer his rights to certain intellectual property to Marker or any other person or entity. Pursuant to the Piero Lawsuit, Piero sought money damages in the approximate amount of $836,566 plus interest. In June, 1999, Marker began settlement negotiations with Piero culminating in the Settlement Agreement and Mutual Release of All Claims dated as of August 17, 1999 (the "Piero Settlement").

                  Pursuant to the Piero Settlement, on the Effective Date, all of Piero's Claims against Marker and its officers and directors, including any and all claims asserted in the Piero Lawsuit, will be resolved and compromised. Pursuant to the Piero Settlement, Piero will have received $100,000 within ten
(10) Business Days after execution of the Piero Settlement (the "Initial Payment"). In addition, pursuant to the Piero Settlement, Piero will also receive, in full and complete satisfaction of the Piero Claims, $350,000 to be paid within five (5) Business Days after the Closing Date (the "Second Payment"). Under the Piero Settlement, interest will accrue on the Second Payment from the date the Initial Payment is made until the date the Second Payment is made at a rate per annum equal to the prime rate charged from time to time by First Security Bank plus 1%, and shall be paid with the Second Payment. Pursuant to the Piero Settlement, Piero will assign to Marker all right, title and interest to all patent applications filed before the date Piero no longer consulted for Marker and any patents granted thereon, and all reissues and extensions thereof in which Piero is named as inventor. These patents have significant value to Marker. Pursuant to the Piero Settlement, Piero has accepted the treatment provided to Piero's Claims under the Plan.

G.       Sale Discussions

         As described in more detail in Section 1 above, in September 1998, the Company retained Conway as financial advisor to assist the Company in developing a business and marketing plan and exploring various strategic alternatives, including a sale of the business as a going concern. The Company, with the assistance of its financial advisor, then commenced a marketing and solicitation program to solicit interested investors. That process culminated in the execution, on March 7, 1999, of a letter of intent with CT regarding a sale and restructuring of the Company. After extensive negotiations, the parties agreed on the terms of a definitive Asset Purchase Agreement, and on or about July 30, 1999, the Company and Newco executed the Newco Agreement. The Newco Agreement contemplates, among other things, the contemporaneous filing of (i) voluntary bankruptcy petitions under Chapter 11 of the Bankruptcy Code for the Debtors and filing of (ii) a Joint Plan of Reorganization for the Debtors, and the implementation of the sale of substantially all of Marker's assets pursuant to such Plan in accordance with terms of the Newco Agreement.


                                       VI.

                               THE NEWCO AGREEMENT

         On July 30, 1999, the Company and Newco executed the Newco Agreement providing for the sale by the Company of substantially all of its assets (including the Equity Securities of the Subsidiaries) to Newco. In exchange, Newco will assume certain liabilities of the Company and the Company will receive a 15% equity interest in Newco. The remaining 85% equity interest in Newco will be held by CT (subject to the terms of the Operating Agreement). A copy of the Newco Agreement (without exhibits or schedules) is annexed to the Plan as Exhibit 1.

         The following description is for summary purposes only and is qualified in its entirety by the actual terms of the Newco Agreement. Nothing contained in this Disclosure Statement or in the Plan shall be construed as or be deemed to be an amendment, supplement, or other modification of the Newco Agreement. In the event of any inconsistency between this Disclosure Statement, the Plan and the Newco Agreement, the Newco Agreement shall govern.

A.       Terms of Sale

         Pursuant to the Newco Agreement, CT will contribute $13,974,499 in cash (i.e., $15,000,000 minus the $1,025,501 previously contributed by CT as a result of the consummation of the sale of the 66.66% equity interest in Marker Canada) to Newco in consideration for an 85% equity interest in Newco. In connection with the Newco Agreement, the Company and CT will enter into the Operating Agreement which, among other things, provides that CT will be granted an option (the "Option") to purchase all, but not less than all, of the Company's 15% equity interest in Newco at any time on or after the second anniversary of the consummation date of the plan of reorganization at the then fair market value, subject to certain adjustments as described below in the subsection entitled "Indemnification and Offset". The proceeds of the exercise of the Option (after taking into account any adjustments) will then be distributed to the shareholders of the Company in liquidation. After the Closing Date, Marker will operate for the primary purpose of liquidating its assets and is required to dissolve and liquidate all of its assets no earlier than the third anniversary of the Closing Date and no later than the fifth anniversary of the Closing Date.

B.       Purchase and Sale of Assets

         Pursuant to the Newco Agreement, Marker will transfer all of the property of the Estate, including, but not limited to, all assets of Marker utilized in its business operations (other than the Excluded Assets) and all Equity Securities of the Subsidiaries, including, without limitation, the following:

         1.       all leasehold interests in Real Property held by Marker;

         2.  all  machinery,   apparatus,  furniture  and  fixtures,  materials,
supplies, motor vehicles and other equipment of every type owned or leased by Marker (except for the Excluded Assets);

         3.       all of Marker's Accounts Receivable;

         4.       all of Marker's Inventory;

         5. all of the Assumed Contracts and all insurance policies relating to the Business (other than any insurance policy that covers directors and officers of Marker) or pursuant to which the Business is a beneficiary (including, without limitation, the insurance policies relating to the Employment Plans, except to the extent such policies are assumed by Marker USA) and other documents relating to the Business;

         6. Marker's prepaid expenses and deposits (including, but not limited to deposits of Marker held by utilities or under Assumed Contracts);

         7.       information services systems and software;

         8. all cash and cash equivalents, except to the extent required to make payments or distributions under the Plan;

         9. sales data, customer lists, information relating to customers, suppliers' names, mailing lists, advertising matters and internet addresses, and all rights thereto relating to the Business;

         10. all of Marker's Intangible Property, and corporate and trade names (including, without limitation, the name "Marker") and all rights associated therewith and all Marks and all goodwill associated with the Business; all of Marker's books and records relating to the Business and employees; transferable Permits; unemployment compensation, workers' compensation and other credits, reserves or deposits with applicable Governmental Entities relating to Marker's employees who become employees of Newco; all orders, backlog, outstanding proposals, manufacturing standards and procedures and customer lists;

         11. all causes of action relating to the Purchased Assets or the Business or Marker's operations or any of the foregoing; and

         12. all Equity Securities legally or beneficially owned by Marker.

C.       Assumption of Certain Liabilities

         Newco will assume and agree to pay, perform, discharge and satisfy when due the Assumed Liabilities, including:

         1. all amounts payable after the Closing Date under the Assumed Contracts for goods and/or services rendered to Newco after the Closing Date;

         2. such Allowed Claims against Marker as set forth in the Plan that constitute Assumed Liabilities;

         3.       all  liabilities  and  obligations  of  Marker  identified  on
Schedule 2.2(b)(iii) to the Newco Agreement; and

         4. the liabilities or obligations of Marker constituting expenses of administration under Section 503(b)(1) of the Bankruptcy Code and (to the extent not consisting of ordinary course trade payables) specifically identified on
Schedule 2.2(b)(iv) to the Newco Agreement.

D.       Excluded Assets

         Those assets not being sold pursuant to the Newco Agreement include the following: (i) Marker's 15% equity interest in Newco, (ii) books and records,
(iii) any shares of capital stock of Marker held as treasury shares, and (iv) the Excluded Assets set forth on Schedule 2.1(b) to the Newco Agreement (including certain equipment, insurance policies and software).

E.       Certain Advances to Marker

         Pursuant to Section 7.8 of the Newco Agreement and so long as Marker is not default of any of its obligations under the Newco Agreement or the Operating Agreement, Newco will advance to Marker from time to time an aggregate amount not to exceed $300,000 for each twelve month period following the Closing Date (the "Advances"); provided that the Advances will be used solely for (i) maintaining director and officer liability insurance for Marker's board of directors and officers, (ii) preparing, filing and distributing (including to Marker's shareholders) such documents and other information as may be required by United States federal and state securities laws applicable to Marker, (iii) compliance with its statutory and other legally required or contractual obligations arising under the Newco Agreement and/or the Operating Agreement, and ordinary administrative and operating expenses associated with clauses (i),
(ii) and (iii) (including, salaries and the payment of reasonable costs, fees and expenses of attorneys and other professionals, provided that the scope of their engagement is reasonably satisfactory to Newco and a copy of each invoice submitted by such attorneys and other professionals is promptly delivered to Newco). Newco will have no obligations to make any Advances to Marker after the earlier of (a) the second anniversary of the Closing Date, (b) Marker's breach of its obligations under Section 7.8(a) of the Newco Agreement and (c) Marker's ceasing to be the holder of record of the Newco Equity Securities. All Advances, together with accrued interest thereon at a rate of 5% per annum from the date of funding of such Advances, made to Marker will be set off from any Redemption Payment due to Marker.

         In addition, pursuant to the Operating Agreement, so long as Marker is not in default of its obligations under the Newco Agreement or the Operating Agreement, Newco agrees to advance to Marker, upon timely written notice received from Marker, an amount equal to Marker's income tax liability for any taxable year or portion thereof following the Closing, subject to certain conditions set forth in the Operating Agreement. Any advances made by Newco to Marker for payment of Marker's income tax liabilities (together with interest due thereon pursuant to the Operating Agreement), will also be withheld and set off from any amounts due Marker under the Operating Agreement.

F.       Certain Conditions to Closing

         Subject to the terms and conditions of the Newco Agreement, the closing will occur no later than November 30, 1999, unless the parties agree in writing to extend such date.

         The Newco Agreement contains numerous conditions to closing including, among other things, the following conditions:

         1.       no Material Adverse Change shall have occurred;

         2. receipt of all necessary Approvals, Permits (including Approvals and Permits set forth on Schedule 4.8(b) to the Newco Agreement), schedules, opinions, financial statements, certificates, Inventory reports and Accounts Receivable aging lists;

         3. each Employment Agreement (as defined in the Newco Agreement) being in full force and effect;

         4. Marker having sold a certain number of units of Product to retailers and distributors;

         5. the consolidated net worth of Marker and the Subsidiaries, exclusive of goodwill and other intangibles and before giving effect to any capital contribution and/or other investment made by Newco, being at least ($6,000,000);

         6. approval by Newco of title to the Purchased Assets and receipt by Newco of each existing title policy with respect to each parcel of Real Property;

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

         7. the Breakup Fee Order, the Assumption Order, the Disclosure Statement Order and the Confirmation Order being entered by the Bankruptcy Court within the time periods set forth in the Newco Agreement;

         8. as of the date of entry of the Confirmation Order, the aggregate amount of Assumed Liabilities (after giving effect to the Restructuring Documents but before giving effect to any capital contribution and/or other investment made by Newco) not exceeding $16,000,000 and, after giving effect to the Restructuring Documents but before giving effect to any capital contribution and/or other investment made by Newco, the aggregate amount of the liabilities of Marker and the Subsidiaries on a consolidated basis as set forth on the Pro Forma Balance Sheet not exceeding $83,000,000;

         9. receipt of duly executed copies of each of the Restructuring Documents (as defined in the Newco Agreement), each being in full force and effect;

         10. Newco and/or the Subsidiaries entering into the New Financing Facility;

         11. amending Marker's certificate of incorporation and by-laws to satisfy the provisions of the Plan and the Newco Agreement;

         12.  Newco's  receipt of the Claims  Schedule,  Schedule  2.1(a)(viii),
Schedule 2.2(b)(iii) and Schedule 2.2(b)(iv), each in form and substance satisfactory to Newco (including the aggregate amount of liabilities set forth on each such Schedule and such liabilities shall be payable at such times as Newco deems acceptable) no later that than ten (10) Business Days after the Bar Date and in no event later than ten (10) Business Days prior to the Confirmation Hearing;

         13.      receipt of a duly executed copy of the Operating Agreement;

         14. there not having occurred a breach or default under the Canadian Stockholders Agreement; and

         15. at Newco's request and only if Marker's corporate headquarters building and the related real estate has not been sold prior to the Closing Date, Marker having, pursuant to the Plan, assigned, conveyed and transferred to Marker USA all of Marker's right, title and interest in such Real Property on or prior to the Closing Date for no additional consideration along with the necessary instruments of transfer.

G.       Indemnification and Offset

         Subject to the offset provisions of the Newco Agreement described below, Marker agreed to indemnify Newco and its member/partners (other than Newco), directors, officers, employees, Affiliates, subsidiaries, agents, and assigns for all Losses arising out of: (i) any inaccuracy in or breach or nonperformance of any of the representations, warranties, disclosures, covenants or agreements made by Marker in the Newco Agreement and the schedules thereto;

(ii) any Excluded Liability or any other liability or obligation of Marker not expressly assumed by Newco pursuant to the Plan and Section 2.2(b) of the Newco Agreement; (iii) any liability of Marker or any Subsidiary not disclosed to Newco in writing prior to the Closing (or if disclosed, the inaccuracy of the amount of such liability or obligation to the extent it exceeds the amount so disclosed); and (iv) any and all Actions, claims, demands, assessments and judgments incidental to the foregoing or the enforcement of such indemnification.

         Marker's indemnity obligation is subject to certain minimum and maximum amounts. Except as expressly set forth in the Newco Agreement, Marker's indemnification obligations are due and payable only as an offset against the purchase price of the Option due to Marker at the time CT exercises its Option under the Operating Agreement to purchase Marker's Equity Interest in Newco. In addition to the foregoing right to offset, Newco or CT may withhold and set off from any Redemption Payment due to Marker (including payments made to Marker in connection with the exercise of the Option or as a result of an Investment Act Breach) an amount equal to the sum of (x) all unreimbursed Advances and Litigation Costs incurred by Newco under Section 10.4(b)(i) or (ii) of the Newco Agreement, together with accrued interest thereon at a rate of 5% per annum, plus (y) $775,000. In addition, as set forth above, all advances made by Newco to Marker for payment of Marker's income tax liabilities (together with interest due thereon) will be set off from any amounts due Marker in connection with the exercise of the Option or as a result of an Investment Act Breach (defined in Section XII.A hereof) under the Operating Agreement.

         Newco agreed to indemnify Marker for losses arising out of (i) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by Newco in the Newco Agreement and (ii) to the extent Marker is not obligated to indemnify and hold Newco harmless for any Assumed Liability pursuant to Section 10.1 of the Newco Agreement, any third-party claims in respect of any Assumed Liability specifically set forth in Sections
2.2(b)(i)-(iv) of the Newco Agreement and the schedules referenced in such Sections.


                                      VII.

                              THE CHAPTER 11 CASES

A.       Disclosure Statement/Plan Confirmation Hearings

         On the Filing Date, the Debtors filed a motion and obtained an order from the Court scheduling a hearing to consider the adequacy of this Disclosure Statement, establishing deadlines and procedures for filing objections to the Disclosure Statement and approving the form and manner of notice of the hearing on the Disclosure Statement. On September [22], 1999, after notice and a hearing, the Court entered the Disclosure Statement Order. As provided by the Disclosure Statement Order, the hearing on confirmation of the Plan is scheduled for October 27, 1999 at 2:30 p.m..

B.       Significant First Day Motions During Chapter 11 Cases

         1.       Retention of Professionals

                  On the Filing Date, the Debtors filed motions and obtained entry of orders from the Court authorizing the Debtors to retain Stroock & Stroock & Lavan LLP, and Young Conaway Stargatt & Taylor LLP as bankruptcy co-counsel.

         2.       Employee Related Motions

                  In order to provide comfort and assurance to employees following the bankruptcy filing, the Debtor sought and obtained entry of the following first day orders:

                  a.       Employee Wages and Benefits

                  On the Filing Date, the Debtors sought and obtained entry of an order authorizing the Debtors to pay certain prepetition claims for accrued and unpaid amounts owing in respect of (1) employee wages, salaries and other compensation, (2) withholdings from employee paychecks and related deductions and payments, including state withholding taxes and other payroll taxes, and (3) reimbursable employee expenses.

         3.       Other First Day Orders

                  a.       Bank Accounts

                  On the Filing Date, the Debtors filed a motion and obtained entry of an order (i) authorizing (a) maintenance of pre-petition bank accounts and (b) continued use of existing business forms.

C.       Last Date to File Proofs of Claim

         On the Filing Date, the Debtors filed a motion (the "Bar Date Motion") for an order (the "Bar Date Order"), pursuant to Rule 3003(c)(3) of the Bankruptcy Rules, (i) fixing the bar date for filing proofs of claim, (ii) approving the form of the bar date notice, and (iii) approving the mailing and publication procedures. The Bar Date Motion requested that any person or entity (other than, among others, employees and shareholders) which fails to timely file a proof of claim be forever barred, stopped and enjoined from voting on, or receiving a distribution under, the Plan and will be forever barred, estopped and enjoined from asserting a Claim against the Debtors, their estates and any of their successors or assigns. On August 19, 1999, the Court entered the Bar Date Order establishing September 27, 1999 as the Bar Date. The Bar Date Order requires any person or entity holding or asserting a Claim against the Debtors to file a written proof of claim with the Clerk of the Court, United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, DE 19801, on or before 4:00 p.m. (EST) on September 27, 1999 (the "Bar Date") or be forever barred from asserting such Claim against the Debtors, their Estates or any of their successors or assigns.

D.       Breakup Fee Motion

         As required by the terms of the Newco Agreement, on the Filing Date, the Debtors filed a motion (the "Break-Up Fee Motion") for an order approving the payment of a break-up fee in the aggregate principal amount of $1,000,000 (the "Break-Up Fee") and reimbursement of expense provisions upon the occurrence of certain events as outlined in the Newco Agreement. Specifically, Section
11.14 of the Newco Agreement provides for Marker to pay to Newco and its Affiliates the Break-Up Fee and other amounts (the "Reimbursement Expenses") in the event that (i) any plan or reorganization other than the Plan is confirmed or (ii) any acquisition, merger, tender or exchange offer or other form of business combination or any disposition of all or any substantial part of the assets or the Equity Securities (as defined in the Newco Agreement) of Marker or any Subsidiary is consummated upon terms more favorable to the shareholders of Marker other than as contemplated by the Newco Agreement; provided, however, that the Break-Up Fee is not payable if Marker's failure to consummate the Sale is due to circumstances beyond Marker's reasonable control so long as Marker is not in material breach of any representation, warranty or covenant contained in the Newco Agreement and Marker has not consummated or agreed to consummate an Alternative Sale (as defined in the Newco Agreement) or (ii) a material breach of the Newco Agreement by Newco; provided that the failure of a condition to Newco's obligation to consummate the Sale shall not, by itself, constitute a material breach by Newco.

         Section 11.14(b) of the Newco Agreement provides that Marker must reimburse Newco for the Reimbursement Expenses (defined as all out-of pocket expenses and fees (including but not limited to reasonable fees, expenses and disbursements of counsel, accountants, investment bankers and other representatives of Newco and its Affiliates) incurred by them or in connection with the transactions contemplated by the Newco Agreement, the Chapter 11 Cases and the negotiation, preparation, execution or performance of the Newco Agreement and any related investigations or due diligence analysis of Marker and its Subsidiaries), in the event that the Newco Agreement is terminated or abandoned for any reason (except in the event that (a) Marker terminates the

Newco Agreement in accordance with its terms or due to a material breach of the Newco Agreement by Newco; provided that, failure of a condition to Newco's obligation to consummate the transactions contemplated by the Newco Agreement will not by itself constitute a material breach by Newco, or (b) Newco terminates the Newco Agreement other than as a result of a material breach of Marker of any representation, warranty or covenant under the Newco Agreement).

         Except as otherwise provided in Section 11.14(a) and (b) of the Newco Agreement, pursuant to Section 11.14(c) of the Newco Agreement, Marker and Newco agree to pay their own expenses incident to the negotiation, preparation, execution and performance of the Newco Agreement and the transactions contemplated thereby, including but not limited to the fees, expenses and disbursements of their respective investment bankers, accountants, counsel and other representatives. If the Newco Agreement is terminated for any reason other than as a result of Newco's material breach, then Marker and its Subsidiaries will jointly and severally reimburse and indemnify Newco, CT or their respective Affiliates and subsidiaries all amounts paid at any time by them to the German Banks in reduction of Marker's and/or its Subsidiaries' obligations to such German Banks to the extent such amounts have not been recovered prior thereto as credits against the purchase price of Marker products sold to Newco, CT or their Affiliates.

         By the Break-Up Fee Motion, Marker requested entry of an order granting Newco a superpriority administrative claim under Sections 364(c)(1), 503 and 507 of the Bankruptcy Code with respect to the Break-Up Fee and the Reimbursement Expenses, and approving the payment of the Break-Up Fee and Reimbursement Expenses to Newco and its Affiliates upon the occurrence of the events described above and in Section 11.14 of the Newco Agreement. In addition, the Debtors sought approval of the exclusivity provision in the Newco Agreement pursuant to which Newco has the exclusive right to purchase substantially all of the assets of Marker and consummate the transactions contemplated by the Newco Agreement. The Break-Up Fee and Reimbursement Expenses are intended to compensate Newco and its Affiliates for the expenditures and risks associated with the Newco Agreement and the negotiations thereof. The Debtors believe that consistent with the Third Circuit Court of Appeals opinion in Calpine Corp. v. O'Brien Environmental Energy, Inc., 1999 WL504723 (3d Cir. 1999), the Break-Up Fee and Reimbursement Expenses are "necessary to preserve the value of the estate" and served to induce a bid that otherwise would not have been made.

         By order dated September 14, 1999, the Court entered an order approving the Break-Up Fee Motion and authorizing the Debtors to pay the Break-Up Fee and the Reimbursement Expenses as administrative expense claims pursuant to Sections 503 and 507 of the Bankruptcy Code in accordance with the terms of the Newco Agreement, as amended.

E.       Assumption Motion

         As required by the Newco Agreement, the Debtors filed a motion seeking to assume, pursuant to Section 365(a) of the Bankruptcy Code, the Distribution Agreement dated as of June 1, 1999 by and between Marker and Marker Canada, as amended by the amendment agreement dated as of June 1, 1999, by and among, Marker, Marker Canada, Tecnica and Volkl (the "Distribution Agreement"). The Distribution Agreement provides Marker Canada with the exclusive right to distribute and sell, in Canada, ski bindings and related parts and accessories that are manufactured, packaged, marketed or distributed by or on behalf of Marker and bear the "Marker" trademark or any other trademark or logo owned by Marker. By order dated September 14, 1999, the Court entered an order authorizing the Debtors to assume the Distribution Agreement.


                                      VIII.

                      SUMMARY OF THE PLAN OF REORGANIZATION

A.       Introduction

         The following is a summary of certain provisions of the Plan. It is not a complete statement of the Plan and is qualified in its entirety by reference to the Plan itself. The Plan is annexed to this Disclosure Statement as Exhibit
A. To the extent that the terms of this Disclosure Statement vary from the terms of the Plan, the terms of the Plan shall be controlling. You should read the Plan in its entirety and discuss the distributions and rights to which you are entitled thereunder with your advisors. The Debtors reserve the right to amend or modify the Plan subject to Newco's consent, and upon such notice to creditors as may be required by the Bankruptcy Code or the Bankruptcy Rules.

B.       Classification and Treatment of Claims and Interests under the Plan

         Set forth below is the classification of Claims and Equity Interests and the treatment of such Claims and Interests under the Plan. The Debtors believe that they have classified the Claims and Interests in the Plan in accordance with Section 1123(a)(1) of the Bankruptcy Code.

         1.       Unclassified Claims

                  a.       Administrative Claims

                  Creditors holding Administrative Claims are those entities holding Claims against the Debtors entitled to priority under Section 503(b), 507(a)(1) or 507(b) of the Bankruptcy Code, including all actual and necessary costs of preserving the estates of the Debtors, indebtedness or obligations incurred by the Debtors in connection with the conduct of their businesses, Professional Claims that are Allowed under the Bankruptcy Code and an interim order or Final Order of the Court, any fees or charges assessed against the Debtors' estates under Section 1930, Chapter 123 Title 28 of the United States Code, and the Breakup Fee (if any), and other amounts which may become payable by Marker under the Newco Agreement.

                  Each holder of an Allowed Administrative Claim against any of the Debtors (other than holders of Allowed Professional Claims which will be paid by the Debtors) shall receive from Newco in full satisfaction thereof (A) one hundred percent (100%) of the amount of such Allowed Administrative Claim, in Cash, on or soon as practicable after the later of: (i) the Effective Date;
(ii) the date such Administrative Claim (or a portion thereof) is Allowed or on which such Allowed Administrative Claim becomes due and payable; or (iii) in the case of Professional Claims, upon entry of an order of the Court authorizing the payment of such Claims (provided, however, that professional fees incurred subsequent to the Confirmation Date will be paid by Marker without the need for approval of the Court); or (B) such other treatment as may be agreed to by the holder of such Allowed Administrative Claim and the Debtors and/or Newco (as the case may be), or as may be ordered by the Court.

                  Administrative Claims are not Impaired under the Plan and, pursuant to Section 1126(f) of the Bankruptcy Code, holders of Allowed Administrative Claims are conclusively deemed to have accepted the Plan and will not be entitled to vote on the Plan.

                  b.       Priority Claims

                  Creditors holding Priority Claims are those holding Claims against the Debtors entitled to priority pursuant to Section 507(a) of the Bankruptcy Code other than Administrative Claims or Priority Tax Claims.

                  With respect to each Debtor, each holder of an Allowed Priority Claim will receive from Newco in full satisfaction thereof one hundred percent (100%) of the amount of such Allowed Priority Claim, in Cash, on or soon as practicable after the later of (i) the Effective Date, (ii) the date such Priority Claim (or a portion thereof) is Allowed or on which such Allowed Priority Claim becomes due and payable or (iii) as otherwise agreed to by the holder of such Allowed Claim and Newco, or as may be ordered by the Court.

                  Priority Claims are not Impaired under the Plan and, pursuant to Section 1126(f) of the Bankruptcy Code, holders of Allowed Priority Claims are conclusively deemed to have accepted the Plan and will not be entitled to vote on the Plan.

                  c.       Priority Tax Claims

                  Creditors holding Priority Tax Claims are those holding Claims against the Debtors entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

                  With respect to each Debtor, on the Effective Date, each holder of an Allowed Priority Tax Claim will receive from Newco a Tax Note that complies with the requirements of Section 1129(a)(9)(C) of the Bankruptcy Code or such other, more favorable treatment, as Newco may elect.

         2.       Classified Claims

                  a.       Marker Class 1 - First Security Bank Claim

                  Marker Class 1 consists of the Secured Claim of First Security Bank against Marker arising under or relating to the First Security Secured Loan Documents.

                  On the Effective Date, the holder of the Allowed First Security Bank Claim will receive from Newco, in full and complete satisfaction thereof, Cash equal to the Allowed amount of such Claim.

                  On the Effective Date, conditioned upon its receipt of payment in full as provided above, the holder of the Marker Class 1 Claim will release and satisfy, and be deemed to have released and satisfied, its Liens on the Collateral, including any Liens on collateral held by any non-debtor affiliate or Subsidiary of Marker. The collateral agent and/or the holder of the Class 1 Claim will execute and deliver such documents in connection with the foregoing as may be reasonably required by the Debtors or Newco.

                  Marker Class 1 is Impaired under the Plan. First Security Bank will be entitled to vote to accept or reject the Plan.

                  b.       Marker Class 2 - First Mortgage Claim

                  Marker Class 2 consists of the Secured Claim of the holder of the First Mortgage granted by Marker in Marker's fee simple title to the real property (including the land, the improvements and the fixtures) where its corporate headquarters is located pursuant to the Trust Deed with Assignment of Rents dated as of September 8, 1993 and other documents and instruments executed from time to time in connection therewith.

                  In full and complete satisfaction of the Allowed First Mortgage Claim against Marker, on the Effective Date, the property subject to the First Mortgage will be transferred to Marker USA and the obligations under the First Mortgage will be jointly and severally paid and performed by Newco, Marker USA and Marker Ltd. in accordance with the First Mortgage; provided that Marker's right, title and interest to the real property covered by the First Mortgage will be transferred to Marker USA on the Effective Date of the Plan and the holder of the First Mortgage Claim will have a first mortgage from Marker USA.

                  Marker Class 2 is Impaired under the Plan. The holder of the First Mortgage Claim will be entitled to vote to accept or reject the Plan.

                  c.       Marker Class 3 - Hypo Vereinsbank (New York) Claim

                  Marker Class 3 consists of the unsecured Claim of Hypo Vereinsbank (acting through its New York Branch) against Marker arising under or relating to the Hypo Vereinsbank Term Loan Agreement.

                  On the Effective Date, Hypo Vereinsbank (New York) will forgive, in full, the outstanding indebtedness of Marker under the Hypo Vereinsbank Term Loan Agreement in full and complete satisfaction of the Hypo Vereinsbank (New York) Claim, and Hypo Vereinsbank will not be entitled to any distributions under the Plan on account of the Hypo Vereinsbank (New York) Claim.

                  Marker Class 3 is Impaired under the Plan. Although Hypo Vereinsbank will not receive any distribution or retain any property under the

Plan and is deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code, Hypo Vereinsbank has agreed to accept the treatment accorded to it in the Plan.

                  d.       Marker Class 4 - Series A Bonds Claim
                  Marker Class 4 consists of the unsecured Claims of Isomura arising under or relating to the Series A Bonds issued by Marker to Isomura in the aggregate principal amount of $11.5 million.

                  In full and complete satisfaction of the Series A Bonds Claim, Isomura, the holder of the Allowed Series A Bonds Claim will receive, on the Effective Date, the Isomura Note, to be issued by Newco, in the aggregate principal amount of $5,750,000.

                  Marker Class 4 is Impaired under the Plan. Isomura, the holder of the Allowed Series A Bonds Claim, will be entitled to vote to accept or reject the Plan.

                  e.       Marker Class 5 - German Bank Guarantee Claims

                  Marker Class 5 consists of the unsecured guarantee Claims of Hypo Vereinsbank and Deutsche Bank (together, the "German Banks") against Marker arising under or relating to the Guarantee Agreements entered into with Hypo Vereinsbank and Deutsche Bank dated as of August 1, 1990 and April 30, 1998, respectively, pursuant to which each of Marker and Marker USA guaranteed Marker Deutschland's obligations to the German Banks under various working capital loan agreements between Marker Deutschland and the German Banks.

                  The German Banks will receive no distribution under the Plan on account of the German Banks Guarantee Claim. Pursuant to the Plan, the German Banks will release Marker's and Marker USA's guarantee of Marker Deutschland's obligations to the German Banks under the German Bank Agreements in full and complete satisfaction of the German Banks Guarantee Claim.

                  Marker Class 5 is Impaired under the Plan. Although the German Banks will not receive any distribution or retain any property under the Plan and are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code, the German Banks have agreed to accept the treatment accorded to them in the Plan.

                  f.       Marker  Class  6A  -  M&T  Bank's  Foreign   Exchange
                           Contract Claims

                  Marker Class 6A consists of the unsecured Claims held by M&T Bank arising under or relating to the Foreign Exchange Netting Agreement dated May 1, 1997 entered into by Marker and M&T Bank in order to hedge against foreign currency fluctuations.

                  In full and complete satisfaction of M&T Bank's Foreign Exchange Contract Claims against Marker, on the Effective Date, M&T Bank will receive (i) from Newco and Marker Japan the M&T Bank Note and (ii) from Newco Cash in an amount equal to $788,000.

                  Marker Class 6A is Impaired under the Plan. M& T Bank will be entitled to vote to accept or reject the Plan.

                  g.       Marker Class 6B - KeyBank's Foreign Exchange Contract
                           Claims

                  Marker Class 6B consists of the unsecured Claims held by KeyBank arising under or relating to the KeyBank Foreign Exchange Contracts entered into from time to time by and between Marker and KeyBank to hedge against foreign currency fluctuations.

                  In full and complete satisfaction of KeyBank's Allowed Foreign Exchange Contract Claims against Marker, on the Effective Date, KeyBank will receive (i) from Newco and Marker Japan the KeyBank Note in the aggregate principal amount of $364,694 and (ii) from Newco Cash in an amount equal to $273,840.

                  Marker Class 6B is Impaired under the Plan. KeyBank will be entitled to vote to accept or reject the Plan.

                  h.       Marker Class 7 - Piero Claims

                  Marker Class 7 consists of all of Piero's Claims against Marker and its Subsidiaries, including those claims asserted by Piero in the Piero Lawsuit commenced by Piero against Marker and certain of its officers and directors and any Claims for unpaid wages and/or severance arising from services rendered by Piero to Marker and/or any of its Subsidiaries.

                  In full and complete satisfaction of the Piero Claims, pursuant to and in accordance with the terms of the Piero Settlement Agreement, within five (5) business days after the Closing Date, Piero will receive, from Newco, the Piero Cash Payment consisting of $350,000 Cash (plus interest at the rate and in the manner provided in the Piero Settlement Agreement).

                  Marker Class 7 is unimpaired under the Plan. Piero will not be entitled to vote to accept or reject the Plan.

                  i.       Marker Class 8 - Insured Product Liability Claims

                  Marker Class 8 consists of all pre- and post-petition claims arising as a result of or relating to alleged product liability or breach of product warranty relating to products manufactured by the Debtors which claims are covered by insurance.

                  Allowed Insured Product Liability Claims (including applicable deductibles under Marker's insurance policies) are being assumed by Newco pursuant to Section 2.2(b)(ii) of the Asset Purchase Agreement and the provisions of the Plan and will be paid by the insurer or, in the case of any applicable deductible amount, by Newco, in the ordinary course of business.

                  Marker  Class 8 is not  Impaired  under the Plan.  Pursuant to
Section  1126(f) of the  Bankruptcy  Code,  each  holder of an  Allowed  Insured

Product Liability Claim in Marker Class 8 is conclusively deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  j.       Marker Class 9 - Small General Unsecured Claims

                  Marker Class 9 consists of all General Unsecured Claims not otherwise classified in the Plan in Marker Classes 3 through 10 and equal to $100,000 or less. Marker Class 9 includes unsecured trade Claims arising prior to the Filing Date and Claims arising under rejected executory contracts or leases.

                  In full and complete satisfaction of the Small General Unsecured Claims, holders of Allowed Marker Class 9 Claims will receive from Newco one hundred (100%) percent of their Allowed Claims in Cash on the later of
(i) the Effective Date, (ii) the date such Claims (or a portion thereof) are Allowed or on which an Allowed Claim comes due, or (iii) as otherwise agreed to by the claimant and Newco.

                  Marker  Class 9 is not  Impaired  under the Plan.  Pursuant to
Section 1126(f) of the Bankruptcy Code, each holder of an Allowed Small General Unsecured Claim in Marker Class 9 is conclusively deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  k.       Marker Class 10 - Preferred Stock Interests in Marker

                  Marker Class 10 consists of the Preferred Stock Interests in Marker comprised of all the issued and outstanding shares of Marker Series B Preferred Stock issued to Tauber.

                  In full and complete satisfaction of the Preferred Stock Interests, on the Effective Date Newco will assume the Tauber Claim (in the aggregate principal amount of $1,500,000) and will pay, as and when due, the Tauber Payment Obligations in accordance with the terms of the Plan.

                  Marker Class 10 is Impaired under the Plan. The holder of the Allowed Preferred Stock Interests in Marker will be entitled to vote to accept or reject the Plan.

                  l.       Marker Class 11 - Common Stock Interests in Marker

                  Marker Class 11 consists of all of the common stock of Marker issued and outstanding as of the Record Date.

                  Each holder of a Class 11 Common Stock Interest in Marker will retain its Marker Common Stock and will not receive any distribution under the Plan. On the Effective Date, Marker will own the Newco Equity Securities in lieu of 100% of the capital stock of the Subsidiaries. Pursuant to the Operating Agreement, holders of Common Stock Interests in Marker may receive (i) Cash if CT exercises its option under the Operating Agreement to purchase all of the Common Stock Interests in Marker for such Equity Interests' Fair Market Value (as defined in the Operating Agreement) subject to setoff and adjustment in accordance with the terms of the Newco Agreement and/or the Operating Agreement

(as described in Section VI.G hereof) or, alternatively, (ii) an equity interest in Newco if such purchase option is not exercised prior to Marker's dissolution; provided, however, that if an Investment Act Breach (as defined in the Operating Agreement and described in Section XII hereof) occurs prior to CT's exercise of its option, Marker will be required to transfer its Equity Interests to Newco.

                  Marker Class 11 is Impaired under the Plan. Each holder of an Allowed Common Stock Interest in Marker will be entitled to vote to accept or reject the Plan.

                  m.       DNR USA Class 1 - First Security Bank Claim

                  DNR USA Class 1 consists of First Security Bank's Secured Claim against DNR USA.

                  On the Effective Date, First Security Bank will receive the treatment provided to it in Marker Class 1 in full satisfaction of its Claim against DNR USA; provided, however, that First Security Bank will be entitled to only one satisfaction in full under the Plan.

                  DNR USA Class 1 is Impaired under the Plan. First Security Bank will be entitled to vote to accept or reject the Plan.

                  n.       DNR USA Class 2 - General Unsecured Claims

                  DNR USA Class 2 consists of all General Unsecured Claims against DNR USA, including pre-petition trade Claims and Claims arising under rejected executory contracts or leases.

                  In full and complete satisfaction of the General Unsecured Claims Against DNR USA, holders of Allowed DNR USA Class 2 Claims will receive from Newco one hundred (100%) percent of their Allowed Claims in Cash on the later of (i) the Effective Date, (ii) the date such Claims (or a portion thereof) are Allowed or on which an Allowed Claim comes due, or (iii) as otherwise agreed to by the claimant and Newco.

                  DNR USA Class 2 is not  Impaired  under the Plan.  Pursuant to
Section 1126(f) of the Bankruptcy Code, each holder of an Allowed General Unsecured Claim in DNR USA Class 2 is conclusively deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  o.       DNR USA Class 3 - Equity Interests

                  DNR USA Class 3 consists of all of Marker's Equity Interests in DNR USA.

                  Marker, the holder of the Class 3 Equity Interests in DNR USA, will not receive any distributions under this Plan on account of such Equity Interests, and the DNR USA Equity Interests will be canceled and extinguished on the Effective Date without any further act or action under any applicable agreement, law, regulation, order or rule.

                  DNR USA Class 3 is Impaired under the Plan. Marker, the sole holder of Equity Interests in DNR USA, is conclusively deemed to have rejected the Plan as a holder of a DNR USA Class 4 Equity Interest and is not entitled to vote to accept or reject the Plan.

                  p.       DNR N.A. Class 1 - First Security Bank Claim

                  DNR N.A. Class 1 consists of First Security's Secured Claim against DNR N.A.

                  On the Effective Date, First Security Bank will receive the treatment provided to it in Marker Class 1 in full and complete satisfaction of its Claim against DNR N.A.; provided, however, that First Security Bank will be entitled to only one satisfaction in full under the Plan.

                  DNR N.A. Class 1 is Impaired under the Plan. First Security Bank will be entitled to vote to accept or reject the Plan.

                  q.       DNR N.A. Class 2 - General Unsecured Claims

                  DNR N.A. Class 2 consists of all General Unsecured Claims against DNR N.A.

                  In full and complete satisfaction of the General Unsecured Claims Against DNR N.A., holders of Allowed DNR N.A. Class 2 Claims will receive from Newco one hundred (100%) percent of their Allowed Claims in Cash on the later of (i) the Effective Date, (ii) the date such Claims (or a portion thereof) are Allowed or on which an Allowed Claim comes due, or (iii) as otherwise agreed to by the claimant and Newco.

                  DNR N.A. Class 2 is not Impaired  under the Plan.  Pursuant to
Section 1126(f) of the Bankruptcy Code, each holder of an Allowed General Unsecured Claim in DNR N.A. Class 2 is conclusively deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  r.       DNR N.A. Class 3 - Equity Interests in DNR N.A.

                  DNR N.A. consists of all of Marker's Equity Interests in DNR N.A.

                  Marker, the holder of the Class 3 Equity Interests in DNR N.A. will not receive any distributions under this Plan on account of such Equity Interests, and the DNR N.A. Equity Interests will be canceled and extinguished on the Effective Date without any further act or action under any applicable agreement, law, regulation, order or rule.

                  DNR N.A. Class 3 is Impaired under the Plan. Marker, the sole holder of the Equity Interests in DNR N.A., is conclusively deemed to have rejected the Plan as a holder of a DNR USA Class 3 Equity Interest and is not entitled to vote to accept or reject the Plan.

         3.       Intercompany Claims

         As of the Effective Date, all Intercompany Claims (including without limitation, any contribution or similar claim Marker may have against its Subsidiaries for payment of the First Security Bank Claim) shall be canceled.

C.       Means of Implementation of the Plan

         1.       Transfers to Newco

                  a. On the Effective Date, pursuant to the Newco Agreement, Marker will transfer or cause to be transferred to Newco all property of the Estate, including, but not limited to, all assets of Marker utilized in its business operations (other than the Excluded Assets) and all Equity Securities of the Subsidiaries; provided, however, that (i) the property subject to the First Mortgage which constitutes Marker's corporate headquarters will be transferred to Marker USA and (ii) the Equity Interests in DNR USA and DNR N.A. will be canceled and extinguished.

                  b. On the Effective Date, pursuant to the Newco Agreement and in accordance with the terms hereof and the documents and instruments executed and delivered by Newco in connection herewith, Newco will assume and agree to pay, perform, discharge and satisfy when due the Assumed Liabilities, including all obligations with respect to the treatment of such Allowed Claims against Marker as restructured and set forth in the Plan that constitute Assumed Liabilities. Newco shall not be responsible or liable for any claim, liability or obligation owing by the Debtors that does not constitute an "Assumed Liability."

         2.       Organization of Newco

         Newco is organized as a GmbH under the laws of Switzerland. Newco will have the partnership power and authority to issue the Newco Equity Securities. The governance of Newco will be carried out in accordance with Newco's Articles of Association, the Operating Agreement and the applicable laws of Switzerland.

         3.       Issuance of Newco Securities

         Pursuant to the Newco Agreement and the Operating Agreement, Newco will issue the Newco Equity Securities to Marker representing a 15% ownership interest in Newco. Pursuant to the Operating Agreement, the Newco Equity Securities are subject to certain transfer restrictions more fully described in the Operating Agreement. Marker is prohibited from transferring its equity interest in Newco other than in connection with CT's call option to purchase the Newco Equity Securities at fair market value or the occurrence of an Investment Act Breach (defined in Section XII.A hereof). CT is also subject to certain transfer restrictions and may not create an encumbrance on its equity securities unless it is in order to secure indebtedness or other obligations incurred by Newco or its subsidiaries to be utilized in their business.

         4.       Assets and Liabilities of Newco

         On the Effective Date, Newco will own the Sale Assets, including, among other assets, 100% of the issued and outstanding capital stock of the

Subsidiaries, free and clear of all Liens, Claims and encumbrances except as otherwise provided in the Plan. As of the Effective Date, Newco's only other material assets will consist of (i) the capital contributions and/or other investments made by CT in an aggregate amount equal to $13,974,499 and (ii) the equity securities issued to Newco pursuant to the Canadian Stockholders Agreement. As of the Effective Date, Newco will assume the Assumed Liabilities pursuant to Section 10.1(b) of the Plan. Newco shall not be responsible for any claim, liability or obligation owing by the Debtors that does not constitute an "Assumed Liability."

         5.       Governance of Newco

         The business and affairs of Newco will be managed by and under the direction of the Board of Managing Partners (the "Board"). The Board will consist of not less than four or more than seven managing members. Pursuant to the terms of the Operating Agreement, Marker will be entitled, but not required, to nominate one managing member of the Board; provided, however, that such nominee is acceptable to CT. CT will be entitled, but not required, to nominate the remaining managing members of the Board. At or prior to the Confirmation hearing, Newco will disclose the identities of the initial managing members of the Board as well as the identities of the officers of Newco.

         The Articles of Association of Newco provide that the voting right of each Partner is proportionate to the value of his or her contribution to Newco, whereby each 1,000 Swiss Francs entitles the holder to one vote. The Partner's Meeting is the supreme body of Newco and has certain non-delegable powers (including, but not limited to, the power to amend the Articles of Association, to elect the managing members of the Board, and to discharge the managing members and officers). A Meeting of Partners is called by the Board and upon the written demand of one or more Partners. An absolute majority of votes represented at the Meeting of Partners is required for the adoption of resolutions. A majority is calculated according to the total number of votes due to the Partners. A resolution of the Partner's Meeting passed by at least two-thirds of the represented votes is required for certain actions (including, but not limited to, an increase in capital, the dissolution of Newco followed by liquidation, a change in the Articles of Association or any other resolution with significant effect on Newco).

         6.       Capitalization of Marker

         On the Effective Date, the authorized capital stock of Marker will consist only of common stock, with 25,000,000 shares authorized, $0.01 par value and approximately 11,120,577 shares outstanding.

         7.       Governance of Marker

         On the Effective Date, the business and affairs of Marker will be managed by and under the direction of a Board of Directors. The identities of the members of the Board of Directors and the identities of the officers of Marker will be disclosed at or prior to the Confirmation Hearing.

         8.       Funding of Marker

         Pursuant to Section 7.8 of the Newco Agreement and so long as Marker is not in default of any of its obligations under the Newco Agreement or the Operating Agreement, Newco will advance to Marker from time to time an aggregate amount not to exceed $300,000 for each twelve month period following the Closing Date (the "Advances"); provided that the proceeds of the Advances will be used solely for: (i) maintaining director and officer liability insurance for Marker's board of directors and officers, (ii) preparing, filing and distributing (including to Marker's shareholders) such documents and other information as may be required by United States federal and state securities laws that are applicable to Marker, (iii) compliance with its statutory and other legally required or contractual obligations arising under the Newco Agreement (other than any indemnification obligation arising under Article X of the Newco Agreement) and/or the Operating Agreement, and (iv) ordinary administrative and operating expenses associated with clauses (i), (ii) and
(iii) (including, salaries and the payment of reasonable costs, fees and expenses of attorneys and other professionals, provided that the scope of their engagement is reasonably satisfactory to Newco and a copy of each invoice submitted by such attorney or professional is promptly delivered to Newco). Newco will have no obligations to make any Advances to Marker after the earlier of (a) the second anniversary of the Closing Date, (b) Marker's breach of its obligations under Section 7.8(a) of the Newco Agreement and (c) Marker's failure to be the holder of record of the Newco Equity Securities. All Advances, together with accrued interest thereon at 5% per annum from the date of funding of such Advance, must be repaid by Marker pursuant to Section 10.3(iii)(C) of the Newco Agreement. In addition, pursuant to and subject to the terms of the Operating Agreement, Newco agrees, so long as Marker is not in default under the Newco Agreement and Operating Agreement, to advance to Marker an amount equal to Marker's income tax liability for any taxable year or portion thereof following the Closing. These advances will be setoff from amounts due Marker pursuant to the terms of the Operating Agreement. See Sections VI.E and VI.G for a more detailed discussion of the income tax advances and related offsets.

         9.       Cessation of Marker's Business

         From and after the Effective Date, Marker will not be engaged in the conduct of business and will operate for the purpose of liquidating its assets (including, without limitation, the Newco Equity Securities). Pursuant to the terms of the Operating Agreement, Marker will dissolve and liquidate all of its assets no earlier than the third anniversary of the Closing Date and no later than the fifth anniversary of the Closing Date.

         10. Execution of Documents and Certain Other Actions on or Prior to the Effective Date

         On or prior to the Effective Date, the following actions will be taken and the following documents will be executed, all of which documents will become effective on the Effective Date unless otherwise specified herein:

                  a.       Operating Agreement

                  Marker, Newco and CT will execute the Operating Agreement and such other documents as are contemplated by the Operating Agreement. A form of the Operating Agreement is annexed to the Plan as Exhibit 6.

                  b. Amended and Restated Certificate of Incorporation and By-laws

                  The certificate of incorporation and by-laws of Marker will be amended as necessary to satisfy the provisions of the Plan and the provisions of the Newco Agreement, and such amended certificate and by-laws will be the certificate of incorporation and by-laws governing Marker after the Effective Date. The adoption of the amended certificate of incorporation and by-laws of Marker, and the initial selection of directors and officers for Marker pursuant to Section 10.7 of the Plan will be authorized and approved in all respects without further order of the Court or any action by the stockholders or directors of Marker.

                  c.       Corporate Name

                  On or prior to the Closing Date, Marker will take all action necessary and file all documents or instruments necessary to change its current corporate name to a name that is distinctly different in spelling and sound from its current name which new name will be subject to Newco's prior approval.

                  d.       Dissolution of DNR USA and DNR N.A.

                  As of the Effective Date, the corporate existence of DNR USA and DNR N.A. will terminate and any remaining assets of DNR USA and DNR N.A., will vest in Newco. Certificates of dissolution for DNR USA and DNR N.A. may be filed at any time after the Confirmation Date to become effective on the Effective Date.

                  e.       New Financing Facility

                  On or prior to the Effective Date, Newco or the Subsidiaries will have entered into the New Financing Facility.

                  f.       Restructuring Documents

                  On or prior to the Effective Date, the Debtors and/or Newco will have executed the Restructuring Documents (as defined in the Newco Agreement) and such Restructuring Documents will be in full force and effect on the Effective Date.

                  g.       Employment Agreements

                  On or prior to the Effective Date, Newco will have entered into employment agreements with (i) Peter Weaver and (ii) Eiichi Isomura, which employment agreements will be in full force and effect on the Effective Date.

                  h.       Other

                  The Debtors may execute such documents and take such other actions as is necessary to effectuate the transactions provided for in the Newco Agreement, the Operating Agreement and the Plan.

D. Provisions Relating to Distributions and Procedures for Resolving and Treating Disputed Claims

         1.       Distribution Responsibility

         Except as otherwise provided in the Plan, and subject to the specific treatment provisions of Articles IV - VIII of the Plan, Newco will be responsible for and will be obligated to make in accordance with the terms of the Plan, all post-Effective Date distributions required with respect to all allowed Claims and Equity Interests, including, Administrative Claims (other than Allowed Professional Claims), Priority Claims, Priority Tax Claims, the First Mortgage Claim, the Piero Claims, the Foreign Exchange Contract Claims, the Series A Bonds Claim, Small General Unsecured Claims and the Preferred Stock Interests. Marker, with funding provided by Newco, will make the Effective Date distributions required under the Plan. In the event CT exercises its purchase option with respect to Marker's 15% equity interest in Newco which option is exercisable any time on or after the second anniversary of the Effective Date, Marker will be responsible for distributing the cash proceeds from such acquisition (after taking into account any setoffs and adjustments required by the Newco Agreement and the Operating Agreement) to the then existing holders of record of Marker Common Stock.

         2.       Date of Distributions

         Except as otherwise provided in the Plan, any distributions and deliveries to be made under Plan will be made on the Effective Date or as soon as practicable thereafter. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but will be deemed to have been completed as of the required date. All fees payable pursuant to Section 1930 of chapter 123 title 28 of the United States Code, as determined by the Court, will be paid on or before the Effective Date.

         3.       Delivery of Distributions

         Except as otherwise provided in the Plan, all distributions to be made under the Plan will be made to the holder of an Allowed Claim or Equity Interest (other than the Marker Common Stock Interests) as of the Record Date. The holder of an Allowed Claim or Equity Interest as of the Record Date will be deemed to be the entity who (a) filed the most recent timely proof of claim or interest relating thereto, provided no evidence of the transfer of such Claim or Equity Interest was filed on or before the Record Date, or (b) if evidence of the transfer of a timely filed proof of claim or interest was filed on or before the Record Date, (i) the transferee named therein if the transferor named therein does not file a timely objection pursuant to Bankruptcy Rule 3001(e) or (ii) the Person so designated by a Final Order of the Court if a timely objection to the evidence of transfer was filed, or (c) is reflected in the Schedules as the holder of such Claim or Equity Interest if no timely proof of claim or interest related thereto was filed.

         Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or Equity Interest will be made at the address of such holder as listed in the Schedules filed with the Court unless the applicable Debtor has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim by such holder that contains an address for such holder different from the address reflected for such holder in the Schedules. In the event that any distribution to any holder is returned as undeliverable, the Debtors or Newco, as applicable, will use reasonable efforts to determine the current address of such holder, but no distribution to such holder will be made unless and until the Debtors or Newco, as applicable, has determined the then current address of such holder, at which time such distribution will be made to such holder without interest. All Claims for undeliverable distributions must be made on or before the fifth anniversary of the Effective Date, and if not made by such fifth anniversary all unclaimed property will revert to Newco, and the Allowed Claims or Equity Interests whose distributions were not delivered will be discharged and barred forever. Checks issued in respect of Allowed Claims or Equity Interests will be null and void if not cashed within 60 days of the date of issuance thereof.

         4.       Clear Title and Release of Liens

                  Except as specifically provided otherwise in the Plan or the Newco Agreement, all Sale Assets of Marker conveyed to and vesting in Newco and Marker's corporate headquarters conveyed to and vesting in Marker USA will be free and clear of all Liens, Claims and Equity Interests. Whenever by the terms of the Plan it is provided that Liens on Collateral securing a particular Claim are released and deemed null and void or a Claim that is secured by Collateral is disallowed in full by Final Order, Newco may require the holder of any such Claim to execute releases of Liens or such other documents as may be necessary to obtain clear title to the Collateral under applicable law. In the event that a holder of any Claim refuses to execute such releases or other documents with respect to the Collateral securing such Claim, Newco may refuse to make distributions with respect to such Claim under this Plan until such holder executes appropriate releases or other documentation.

         5.       Means of Cash Payment

         Except as otherwise provided in the Plan, Cash payments required to be made pursuant to the Plan will be made either by wire transfer or check drawn on an internationally recognized commercial bank mailed by first-class mail.

         6.       Prosecution of Claims Objections

         On and after the Effective Date, Newco (with the assistance of Marker) will be authorized, at its own expense, to file, settle, compromise, withdraw or litigate to judgment objections to the allowance of Claims.

         7.       No Distributions Pending Allowance

         Notwithstanding any other provision of the Plan, no distributions will be made with respect to a Disputed Claim (or any Disputed portion of a Claim if such Claim is not severable) by either Newco or Marker unless and until such Disputed Claim becomes an Allowed Claim.

         8.       Distributions After Allowance

         Payments and distributions to each holder of a Disputed Claim or any other Claim that is not an Allowed Claim, to the extent such Claim ultimately becomes an Allowed Claim will be made in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Court allowing any Disputed Claim or any other Claim that is not an Allowed Claim becomes a Final Order, Newco will distribute to the holder of such Claim (without affecting Newco's rights to indemnification under the Newco Agreement) any amounts that should have been distributed to such holder if the Claim had been an Allowed Claim on the Effective Date.

E.       Executory Contracts and Leases

         1.       Assumed and Assigned Contracts

         On the Effective  Date,  all  executory  contracts and leases listed on
Exhibit 4 to the Plan, as such Exhibit may be amended (with the prior consent of Newco) from time to time prior to the Confirmation Date (the "Newco Assigned Contracts"), will be assumed and simultaneously assigned to Newco. All Cure Costs, if any, under the Newco Assigned Contracts will be determined on or prior to the Effective Date and will be paid by the Debtors (with funds provided by Newco) on the Effective Date; or, in the event of a dispute, on the date of determination of that dispute by a Final Order of the Court. All non-monetary defaults as of the Effective Date, if any, under the Newco Assigned Contracts will be cured by either the Debtors or Newco (to the extent required by the Newco Agreement) on the Effective Date. The assignment of the Newco Assigned Contracts to Newco will be adequate assurance of future performance of the Newco Assigned Contracts in accordance with Section 365 of the Bankruptcy Code.

         2.       Rejected Contracts

         All executory contracts and leases of the Debtors not assumed and assigned to Newco pursuant to Section 12.1 of the Plan, set forth on Exhibit 5 to the Plan, will be rejected or deemed rejected as of the Effective Date; provided, however, that in no event will the Distribution Agreement which was assumed by Marker pursuant to the Assumption Order be deemed rejected by the Debtors. See Section VII.E for a description of the Distribution Agreement and Assumption Motion.

         3.       Claims Relating to Rejected Contracts

         Any entity that has a Claim against any of the Debtors by virtue of rejection of an executory contract or lease must file a proof of Claim with the Clerk of the Court, and serve such proof of Claim upon counsel for the Debtors, within twenty-five days (25) days following service upon such entity of notice of entry of the order confirming the Plan or order authorizing such rejection, as the case may be. If such proof of Claim is not filed within such specified time, the holder of such Claim will be forever barred from asserting such Claim against the Debtors or their Estates. Objections to any such Claim must be filed not later than thirty (30) days after such proof of Claim is filed or such later date as the Court may approve. Any entity whose Claim arises from rejection of an executory contract or lease will, to the extent such Claim becomes an Allowed Claim, have the rights of a holder of a Small General Unsecured Claim or General Unsecured Claims (as the case may be) with respect thereto.

F.       Conditions Precedent

         1.       Conditions Precedent to Confirmation

         The Plan will not be confirmed unless and until the following conditions are satisfied or, if waivable pursuant to Section 13.3 of the Plan, waived:

                  (a) the Breakup Fee Order, in form and substance acceptable to Newco, will have been entered by the Court within the time period prescribed by the Newco Agreement;

                  (b) the Assumption Order, in form and substance acceptable to Newco, will have been entered by the Court within the time period prescribed by the Newco Agreement;

                  (c) an Order approving the Disclosure Statement, in form and substance acceptable to Newco, will have been entered by the Court within the time period prescribed by the Newco Agreement;

                  (d) the Confirmation Order, in form and substance acceptable to Newco, will have been entered by the Court within the time period prescribed by the Newco Agreement, which provides, inter alia, that:

                            (i)     all applicable  requirements of Section 1129
of the Bankruptcy Code have been satisfied;

                            (ii)    the Newco Agreement is approved;

                           (iii)    the   transfer  of  Sale  Assets  by  Marker
contemplated by this Plan and the Newco Agreement (A) are or will be legal, valid and effective transfers of property, and (B) vest or will vest in Newco good title to such property free and clear of all Claims and Liens, except as otherwise provided in this Plan or the Newco Agreement; and

                            (iv)    Newco  and the  Debtors  are  empowered  and
authorized to take or cause to be taken, prior to the Effective Date, all actions which are necessary to enable them to activate and implement the provisions of this Plan and satisfy all other conditions precedent to the effectiveness of this Plan; and

                  (e) neither Newco nor Marker will have terminated the Newco Agreement.

         2.       Conditions Precedent to the Effective Date

         The Effective Date will not occur unless the following are satisfied or, if waivable pursuant to Section 15.3 of the Plan, waived:

                  (a) the Confirmation Order will have been entered by the Court by October 27, 1999 or such later date as Newco may, in its sole and absolute discretion, expressly consent to in writing or on the record in the Bankruptcy Court (provided that such later date shall in no event be after November 30, 1999) and will have become a Final Order, or will not have been reversed, revoked, modified in any manner unacceptable to the Debtors and Newco, or stayed;

                  (b) all conditions precedent to the obligations of Marker and Newco pursuant to the Newco Agreement will have been satisfied or waived in accordance therewith;

                  (c) neither Newco nor Marker will have terminated the Newco Agreement; and

                  (d) Newco or the Subsidiaries will have entered into the New Financing Facility.

         3.       Waiver of Conditions

         Each of the conditions precedent listed in Sections 13.1 and 13.2 of the Plan and described above may be waived, in whole or part, or modified by written agreement by the Debtors with Newco's consent.

G.       Releases, Injunctions and Limitations on Liability

         1.       Extent of Release

         Except as expressly set forth in the Plan, nothing contained in the Plan will affect any right of any Entity (as defined in the Bankruptcy Code) to assert or pursue any claim or cause of action against any Entity other than the Debtors, Marker's Subsidiaries, Newco and Newco's Affiliates (as defined in the Newco Agreement).

         2.       Release by Debtors

                  (a) On the Effective Date, the Debtors, their Affiliates (as such term is defined in Section 101(2) of the Bankruptcy Code but in no event will such term be deemed to include Newco for purposes of this release section) and their shareholders derivatively are hereby deemed to have forever waived and released unconditionally each of the Debtor's present and former directors, officers, employees, agents, consultants, advisors, attorneys, accountants and other representatives and their respective successors, assigns or Affiliates (collectively, the "Debtor Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen, or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission by, or any transaction, agreement, event or other occurrence (unless due to the gross negligence or willful misconduct of the Debtor Releasee), taking place prior to, on or after the Confirmation Date in any way relating to the Debtors, their businesses, the Chapter 11 Cases, the Plan, or the Newco Agreement (collectively, the "Released Claims"). Debtors, their Affiliates and their shareholders will be forever precluded from asserting whether directly, derivatively or otherwise, any such claims against any Debtor Releasee.

                  (b) On the Effective Date, except as otherwise provided in the Plan, the Debtors, their Affiliates and their shareholders derivatively are hereby deemed to have forever waived and released unconditionally (i) the holders of Equity Interests, (ii) the members of the Creditors Committee (if any is appointed) in their capacity as such, (iii) First Security Bank, Hypo Vereinsbank (New York), Isomura, M&T Bank, KeyBank, the German Banks, Piero, Marker's Subsidiaries (in their capacity as holders of Claims), and Newco (except as otherwise provided in the Newco Agreement) and (iv) all present and former directors, officers, employees, agents, consultants, advisors, attorneys, accountants and other representatives and their respective successors, assigns or Affiliates of or to any of the foregoing in their capacity as such (all of the foregoing collectively referred to as the "Third Party Releasees") from the Released Claims; provided, however, that this release will not constitute a release of any Allowed Claims treated under the Plan or any claims or causes of action of Marker or Newco arising under the Newco Agreement (unless otherwise provided in the Newco Agreement) or the Operating Agreement. Entities deemed to have released claims pursuant to Section 14.2(b) of the Plan will be forever precluded from asserting whether directly, derivatively or otherwise, any such claims against the Third Party Releasees.

         3.       Release by Creditors and Holders of Equity Interests

         On the Effective Date, each holder (or representative thereof) of a Claim or Equity Interest (a) who has accepted or is deemed to have accepted the Plan, (b) whose Claim or Equity Interest is in a class that has accepted or is deemed to have accepted the Plan pursuant to Section 1126 of the Bankruptcy Code or (c) who may be entitled to receive a distribution of property or retain property pursuant to the Plan, will be deemed to have forever waived and released unconditionally the Debtors, the Debtor Releasees and the Third Party Releasees from the Released Claims; provided, however, that this release shall not constitute a release of (i) any payment obligation with respect to the treatment of Allowed Claims provided under this Plan, (ii) any claims or causes of action of Marker or Newco arising under the Newco Agreement (unless otherwise provided in the Newco Agreement) or the Operating Agreement, (iii) KeyBank's claims, if any, against Marker Deutschland and Marker USA arising under or relating to the KeyBank Foreign Exchange Contracts; provided, however, that upon payment to KeyBank of all sums due to KeyBank under the Plan (including the Cash payment and all amounts due under the KeyBank Note), Marker Deutschland GmbH and Marker USA will be discharged and released of all such claims, or (iv) any claims third parties may have against each other, which claims are not related to the Debtors and the Chapter 11 Cases. Persons deemed to have released claims pursuant to Section 16.3 of the Plan will be forever precluded from asserting any such claims against the Debtors, the Debtor Releasees or the Third Party Releasees.

         4.       Injunction

         Except as otherwise expressly provided in the Plan or the Newco Agreement, confirmation of the Plan will, provided that the Effective Date occurs, permanently enjoin all entities that have held, currently hold, or may hold a Claim against or other debt or liability of any of the Debtors, whether arising before, on or after the Effective Date, or that hold any Equity Interest in the Debtors from taking any of the following actions with respect to such Claim or Equity Interest against the Debtors, the Debtor Releasees, the Third Party Releasees, or the Sale Assets (wherever located) or the Excluded Assets:
(i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (ii) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order; (iii) creating, perfecting or enforcing in any manner directly or indirectly, any Lien or encumbrance of any kind; (iv) asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly; and (v) proceeding in any manner in any place whatsoever that does not conform to or comply with or is inconsistent with the provisions of the Plan; provided, however, that this injunction shall not apply to (x) any Allowed Claims or Equity Interests that may be asserted under the Plan, (y) any claims or causes of action of Marker or Newco arising under the Newco Agreement or the Operating Agreement, or (z) any claims holders of Claims or Equity Interests or other third parties may have against each other, which claims are not related to the Debtors, the Sale Assets and the Chapter 11 Cases, it being understood, however, that any defenses, offsets or counterclaims of any kind or nature whatsoever which the Debtors may have or assert in respect of any of the claims of the type described in (x), (y) or (z) of this proviso to the extent not otherwise waived in the Newco Agreement or the Plan, are fully preserved.

         5.       Discharge

         Except as otherwise provided in the Plan and/or the Newco Agreement, the entry of the Confirmation Order will operate as a discharge pursuant to
Section 1141(d)(1) of the Bankruptcy Code, effective as of the Effective Date, of any and all debts of or Claims against one or more of the Debtors (other than claims that Newco may have under the Newco Agreement and/or the Operating Agreement) that arose at any time prior to the Confirmation Date, including, but not limited to, all principal and all interest, whether accrued before, on or after the Filing Date, and including, without limitation, any debt of a kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code, to the full extent permitted by Section 1141(d)(1)(A) of the Bankruptcy Code.

         6.       No Liability for Solicitation

         As specified in Section 1125(e) of the Bankruptcy Code, entities that solicit acceptances or rejections of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable on account of such solicitation for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan.

         7.       Limitation of Liability

         Neither the Debtors, the Debtor Releasees or the Third Party Releasees or any of their respective Affiliates or any of their respective officers, directors, employees, members or agents, or any Professional employed by any of them (collectively, the "Exculpated Persons"), will have or incur any liability to any entity for any act taken or not taken in good faith in connection with or in any way related to the negotiation, formulation, implementation, confirmation or consummation of the Plan, this Disclosure Statement, the Newco Agreement, or any contract, instrument, release or other agreement or document created in connection with or related to the Plan or the administration of the Chapter 11 Cases. The Exculpated Persons will have no liability to any holder of a Claim, holder of an Interest or other party-in-interest herein or any other person for actions taken under the Plan, in connection therewith or with respect thereto, in good faith, including, without limitation, failure to satisfy any condition or conditions, or refusal to waive any condition or conditions precedent to the Confirmation Date or the Effective Date. Further, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, or other party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as finally determined by the Court, and the Exculpated Persons are entitled to rely on, and act or refrain from acting on, all information provided by other Exculpated Persons without any duty to investigate the veracity or accuracy of such information.

         8.       Term of Injunction or Stays

         Unless otherwise provided in the Plan, all injunctions or stays provided for in the Chapter 11 Cases pursuant to Sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date will remain in full force and effect until the Effective Date.

         9.       Justification of Releases

         The Plan contains customary provisions for the release of the Debtors, the Debtor Releasees (including officers and directors of the Debtors) and the Third Party Releasees (including Newco and the Debtors' major creditors) from liability to any creditor or Equity Interest holder who (i) has accepted or is deemed to have accepted the Plan, (ii) whose Claim or Equity Interest is in a class that has accepted or is deemed to have accepted the Plan or (iii) who may be entitled to receive a distribution of property or retain property under the Plan.

     The Securities and Exchange Commission has expressed certain concerns regarding the propriety of third party releases under the Plan which it believes may contravene Section 524(e) of the Bankruptcy Code. The Debtors believe that the releases provided under the Plan are authorized by Section 105(a) of the Bankruptcy Code. Section 105(a) of the Bankruptcy Code provides that "the [Bankruptcy] Court may issue any order, or judgment that is necessary or appropriate to carry out the provisions of this title." 11 U.S. C. ss. 105(a). It is well established that, pursuant to this provision, bankruptcy courts may grant releases and issue permanent injunctions in favor of non-debtors in a variety of contexts, including situations where, as here, such releases and injunctions are an integral part of the Plan, are supported by consideration and confer material benefits on the Debtors' estates, creditors and equity holders. See, e.g., In re Drexel Burnham Lambert Group, Inc., 138 B.R. 723, 773 (Bankr. S.D. N.Y. 1992); In re Johns-Manville Corp., 68 B.R. 618, 630-631 (S.D.N.Y.
1986), aff'd in part, rev'd in part, 78 B.R. 407 (S.D.N.Y. 1987); In re Texaco, Inc., 84 B.R. 893, 904 (S.D.N.Y. 1988).

         The only third parties who are being released under the Plan are all parties who have been intimately involved with the Plan process, including the negotiation of the sale to Newco and the negotiation and implementation of the debt restructurings contemplated by the Plan, which parties include the Debtors' officers and directors, the Debtors' major creditors and Newco. These parties have all played an integral role in the reorganization/sale process. Newco, in assuming the restructured liabilities of the Debtors pursuant to the terms of the Plan and the Newco Agreement, has or will contribute substantial assets to the reorganization. Moreover, the Debtors' major creditors have agreed to accept substantial reductions in their claims and to support the Plan which support is a condition of the Newco Agreement. The Debtors' officers and directors have contributed to the reorganization by playing a key role in negotiating the Newco Agreement and related settlement agreements with the Debtors' major creditors. As will be disclosed at or prior to the Confirmation Hearing, certain of the Debtors' officers and directors will continue to be involved with Marker's operations post-reorganization, some employed by Newco and others by Marker. In addition, the officers and directors have a right to assert indemnification or other claims against the Debtors to protect themselves in the event that claims were made against them by a creditor or Equity Interest holder which might compel them to file indemnification or other Administrative Claims against the Debtors. The Debtors are not aware of any such claims which have been or could be asserted against the Debtors' officers and directors. Nevertheless, the Debtors believe that the releases are necessary and important to the Debtors' reorganization as contemplated by the Plan and the Newco Agreement. All creditors and Equity Interest holders granting releases under the Plan are receiving or retaining property under the Plan. In particular, the Equity Interest holders are retaining their Equity Interests in Marker under the Plan even where the Debtors' major creditors, who are senior to the interest of the Equity Interest Holders, are not being paid in full. The Debtors believe that the Equity Interests retained by the holders of Marker Common Stock is consideration for the releases being given under the Plan. Finally, the Debtors believe that the release provisions are supported by all of the Debtors' major creditors and a majority of the Debtors' Equity Interest holders who have previously signed agreements pledging their support of the Plan.

         10.      Registration Exemption

         The equity securities in Newco distributed to Marker on the Effective Date are not subject to registration under the securities laws as Newco is a privately held GmbH. Pursuant to the Operating Agreement, Marker is prohibited from transferring its equity securities in Newco other than in connection with CT's call option or the occurrence of an Investment Act Breach (defined in Section XII.A hereof). In the event CT does not exercise its purchase Option and the Newco Equity Securities are ultimately distributed to Marker's Common Stock holders upon the subsequent liquidation of Marker, Newco will comply with all applicable registration requirements under the securities laws.

         11.      Transfer Tax Exemption

         The issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan will not be taxed under the law imposing a stamp tax or similar tax.

H.       Jurisdiction of the Bankruptcy Court

         The Bankruptcy Court will retain exclusive jurisdiction of these cases as long as necessary for the following purposes (but in no event will the Court retain exclusive jurisdiction with respect to any controversies, suits or disputes arising under or relating to the Operating Agreement):

                  (a)      To determine any and all objections to the allowance,
disallowance  or   subordination   of  Claims  or  any  controversy  as  to  the
classification of Claims;

                  (b) To liquidate any disputed, contingent, or unliquidated Claims including through estimation under Section 502(c) of the Bankruptcy Code, and finally determine damages and other amounts in connection with such disputed, contingent or unliquidated Claims;


                  (c) To determine any and all applications for professional and similar fees and for the reimbursement of disbursements and expenses with respect to services rendered and expenses incurred prior to the Confirmation Date;

                  (d) To determine any and all pending motions and applications for assumption or rejection of executory contracts and leases and the allowance and classification of any Claims resulting from the rejection of executory contracts and leases;

                  (e) To determine any and all motions, applications, adversary proceedings, contested and litigated matters or such other matters over which the Court has jurisdiction prior to the Confirmation Date, including the enforcement, prosecution, litigation, settlement and/or other disposition of claims and counterclaims of the Debtors;

                  (f) To enforce the provisions of, and resolve any and all disputes under or pertaining to the Plan or the Newco Agreement;

                  (g) To modify the Plan or correct any defect, cure any omission or reconcile any inconsistency in the Plan or in the order of the Court confirming the Plan, or to enter such orders as may be necessary to effectuate the terms and conditions of the Plan to the extent authorized by the Bankruptcy Code as may be necessary to carry out the purpose and intent of the Plan;

                  (h) To hear and determine all controversies, suits and disputes, if any, as may arise with regard to orders of this Court in the Chapter 11 Cases;

                  (i) To hear and determine any and all controversies and disputes arising under, or in connection with, the Plan or the order confirming the Plan;

                  (j) To adjudicate all Claims to a security or ownership interest in any property of the Debtors or in any proceeds hereof;

                  (k) To adjudicate all Claims or controversies arising out of any purchases, sales or contracts made or undertaken by the Debtors during the pendency of these Chapter 11 Cases;

                  (l) To recover all assets and properties of the Debtors wherever located, including the prosecution and adjudication of all rights and Causes of Action available to the Debtors, including the Avoidance Actions (which actions shall become assets of Newco on the Closing Date);

                  (m) To determine all questions and disputes regarding recovery of and entitlement to the Debtors' assets and determine all claims and disputes between the Debtors and any other Entity, whether or not subject to an action pending as of the Confirmation Date (provided however, that with respect to any disputes arising under or relating to the Operating Agreement, the Court's jurisdiction shall not be exclusive);

                  (n) To enter any order, including injunctions, necessary to enforce the title, rights and powers of the Debtors and to impose such limitations, restrictions, terms and conditions on such title, rights and powers as the Court may deem necessary or appropriate;

                  (o) To enter an order or final decree closing and terminating the Chapter 11 Cases; and

                  (p) To make such orders as are necessary or appropriate to carry out the provisions of the Plan, including but not limited to orders interpreting, clarifying or enforcing the provisions thereof.


                                       IX.

                      POSTCONSUMMATION MANAGEMENT OF MARKER

         On the Effective Date, the business and affairs of Marker will be managed by and under the direction of a Board of Directors. The Board of Directors will consist of three persons. At or prior to the Confirmation Hearing, the Debtors will disclose the identities of the members of the Board and the officers of Marker and will provide information regarding each member to the extent required by the Bankruptcy Code.

                                       X.

                       GOVERNANCE AND MANAGEMENT OF NEWCO

         The business and affairs of Newco will be managed by and under the direction of the Board of Managing Partners (the "Board"). The Members of the Board will consist of not less than four or more than seven managing members. Pursuant to the terms of the Operating Agreement, Marker will be entitled, but not required, to nominate one managing member of the Board; provided, however, that such nominee is acceptable to CT. CT will be entitled, but not required, to nominate the remaining managing members. At or prior to the Confirmation Hearing, Newco will disclose the identities of the managing members of the Board and other executive officers of Newco and will provide information regarding each officer to the extent required by the Bankruptcy Code.

         In the event of an Investment Act Breach or Unauthorized Transfer Attempt (as such terms are defined in the Operating Agreement), Marker will not be entitled to designate a managing member of the Board, and any existing nominee of Marker may be removed from the Board by Newco or CT without Cause (as defined in the Operating Agreement).

         It is anticipated that, within five Business Days following the Closing, CT will transfer up to an aggregate of 10% of the equity interests in Newco to managing members of the Board of Newco. Marker has consented in advance to any such transfer.

         The Articles of Association of Newco provide that the voting right of each Partner is proportionate to the value of his or her contribution to Newco, whereby each 1,000 Swiss Francs entitles the holder to one vote. The Partner's Meeting is the supreme body of Newco and has certain non-delegable powers (including, but not limited to, the power to amend the Articles of Association, to elect the managing members of the Board, and to discharge the managing members and officers). A Meeting of Partners is called by the Board and upon the written demand of one or more Partners. An absolute majority of votes represented at the Meeting of Partners is required for the adoption of resolutions. A majority is calculated according to the total number of votes due to the Partners. A resolution of the Partner's Meeting passed by at least two-thirds of the represented votes is required for certain actions (including, but not limited to, an increase in capital, the dissolution of Newco followed by liquidation, a change in the Articles of Association or any other resolution with significant effect on Newco).

         It is a condition to the Closing that Newco will have entered into an employment agreement with Peter Weaver, the current President and Chief Executive Officer of Marker.

         As long as no Investment Act Breach or Unauthorized Transfer Attempt (as such terms are defined in the Operating Agreement) has occurred, pursuant to the Operating Agreement, Newco agrees that it will not take any of the following actions and CT agrees that it will not cause Newco to take any such actions:

                  (i) enter into any transaction with CT or any Affiliate thereof other than transactions or agreements that are not less favorable to Newco as would have been obtained on an arm's length basis with a third party, as determined by the good faith judgment of the Board; provided, however, that prior to any such determination, Newco will provide Marker's nominated managing member of the Board with all documentation and information as is reasonably requested by the Marker nominee in order to permit the Marker nominee to review the determination to be made by the Board;

                  (ii) pay any management or service fees to CT or any Affiliate thereof other than fees for services actually rendered;

                  (iii) declare any distributions that are limited to the holder of the CT Equity Interest (the 85% ownership interest in Newco);

                  (iv) amend any provision of Newco's Articles of Association or Bylaws that would circumvent any provision of the Operating Agreement;

                  (v) consolidate or be a party to a merger (unless Newco is the surviving entity after giving effect to such consolidation or merger);

                  (vi) convey, transfer or sell all or substantially all of its assets (other than to a wholly-owned subsidiary of Newco);

                  (vii) after a conveyance, transfer or sale of all or substantially all of its assets to a wholly-owned subsidiary, (x) the sale or transfer of all or a portion of Newco's ownership interest in such subsidiary,
(y) the issuance of warrants, options or other rights to acquire an ownership interest in such subsidiary to any person other than Newco or (z) the transfer or sale of all or substantially all of such subsidiary's assets; and

                  (viii) dissolve, liquidate or wind-up.


                                       XI.

                 VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS

A.       General Voting Requirements

         Pursuant to the Bankruptcy Code, only holders of Claims against and Equity Interests in the Debtors that are Allowed pursuant to Section 502 of the Bankruptcy Code or under the provisions of the Plan and that are Impaired under the terms and provisions of the Plan are entitled to vote to accept or reject the Plan. The Plan provides that that the following Classes of Claims and Equity Interests are Impaired and, accordingly, the Debtors are seeking the acceptance of the Plan by holders of Allowed Claims and Equity Interests in such Impaired
Classes: Marker Class 1 (First Security Bank Claim), Marker Class 2 (First Mortgage Claim), Marker Class 3 (Hypo Vereinsbank (New York) Claim), Marker Class 4 (Series A Bonds Claim), Marker Class 5 (German Banks Guarantee Claims), Marker Class 6 (Foreign Exchange Contract Claims), Marker Class 10 (Preferred Stock Interests in Marker), Marker Class 11 (Common Stock Interests in Marker), DNR USA Class 1 (First Security Bank Claim), DNR USA Class 3 (Marker's Equity Interests in DNR USA), DNR N.A. Class 1 (First Security Bank Claim) and DNR N.A. Class 3 (Marker's Equity Interests in DNR N.A.). All other holders of Claims including Allowed Administrative Claims, Allowed Priority Claims, Allowed Priority Tax Claims, Allowed Insured Product Liability Claims, Allowed Piero Claims, Allowed Small General Unsecured Claims Against Marker and Allowed General Unsecured Claims Against DNR USA and DNR N.A. are not Impaired under the Plan and are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Plan and will not receive Ballots. Although Marker Class 3 (Hypo Vereinsbank Claim), Marker Class 5 (German Banks Guarantee Claims), DNR USA Class 3 Interests and DNR N.A. Class 3 Interests will not receive any distribution or retain any property under the Plan on account of such Claims and Interests and are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code, the respective holders of such Claims and Equity Interests have agreed to accept the treatment accorded to such Claims and Interests under the Plan and will vote to accept the Plan.

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

         The Bankruptcy Code provides that only the holders of Allowed Claims and Equity Interests are entitled to vote on the Plan. A Claim or Equity Interest which is listed on the Debtors' Schedules as disputed, unliquidated or contingent, or, a Claim or Equity Interest to which an objection has been filed, is not an Allowed Claim or Equity Interest unless and until the Court rules on the objection and/or allows the Claim or Equity Interest or, on proper request under Bankruptcy Rule 3018(a), temporarily allows the Claim or Equity Interest for the purposes of voting on the Plan.

B.       Voting On The Plan

         If a creditor holds a Claim or Equity Interest classified in a voting class under the Plan, the creditors' acceptance or rejection of the Plan is important and must be in writing and filed on time. A Ballot to be used to accept or reject the Plan has been enclosed with all copies of this Disclosure Statement mailed to holders of Claims and Equity Interests entitled to vote on the Plan. If a creditor holds a Claim or Equity Interest against one of the Debtors, the Ballot will identify the Debtor against whom the Claim is held. If A creditor holds a Claim or Equity Interest against more than one Debtor, the Creditor will receive separate Ballots for each Claim or Equity Interest held against each Debtor.

         All votes to accept or reject the Plan must be cast by using the appropriate Ballot or, in certain cases, the appropriate Master Ballot. Votes which are cast in any other manner will not be counted. The purpose of the Master Ballot is to provide a mechanism for an entity holding a claim or interest on behalf of another party to be able to vote on such other party's behalf. The Debtors are aware of only one group, the holders of the Common Stock Interests in Marker, which may require the use of a Master Ballot. The entities in whose names the shares of Marker Common Stock are registered are known as record holders ("Record Holders"). Some Record Holders may hold shares on behalf of additional parties. The additional parties are considered to be beneficial owners ("Beneficial Owners"), and are entitled to cast their votes via the Record Holder of their shares of Marker Common Stock. A Record Holder holding shares of Marker Common Stock for Beneficial Owners can vote on behalf of such owners by (a) promptly distributing the solicitation packages (including the Plan, Disclosure Statement and the appropriate Ballot and postage-paid return envelope addressed to the Record Holder) to such Beneficial Owners, (b) collecting such Ballots from the Beneficial Owners, (c) completing a Master
Ballot by compiling the votes and other information collected from such Beneficial Owners and (d) promptly transmitting such completed Master Ballot to the Ballot Agent. Record Owners may cast their own vote on a Ballot or Master Ballot. In order for the Record Holder to complete and return the Master Ballot to the Ballot Agent by the Voting Deadline set forth below, Beneficial Holders must complete and return their Ballots to their Record Holders so that they are received no later than 5:00 p.m. (E.S.T.) on October 18, 1999 (the "Beneficial Owners Voting Deadline").

         StockTrans, Inc. will act as the Ballot Agent in connection with the solicitation of votes from holders of Marker's Class 11 Stock Interests. All deliveries, correspondence and questions with respect to Marker Class 11 Common

Stock Interests Ballots should be directed to the Ballot Agent at the following address or telephone number: StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, PA 19003, or Christina Bastas at (610) 649-7300.

         Stroock & Stroock & Lavan LLP will act as Ballot Agent in connection with the solicitation of votes from holders of Claims or Equity Interests in all classes other than Marker Class 11 (Common Stock Interests). All deliveries, correspondence and questions with respect to all Ballots other than Marker Class 11 Common Stock Interests Ballots should be directed to Edward O. Sassower at Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York, 10038, (212) 806-5515.

         IF YOU HAVE A CLAIM OR INTEREST THAT IS IMPAIRED UNDER THE PLAN ENTITLING YOU TO VOTE AND YOU DID NOT RECEIVE A BALLOT, PLEASE CONTACT EDWARD O. SASSOWER AT 212-806-5515. IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS, YOU MAY RECEIVE MORE THAN ONE BALLOT. YOU SHOULD COMPLETE, SIGN AND RETURN EACH BALLOT YOU RECEIVE.

         The Court has fixed the close of business on September 15, 1999 as the Voting Record Date for determining the holders of Claims and Interests entitled to receive a copy of this Disclosure Statement and to vote to accept or reject the Plan.

         After carefully reviewing the Plan and this Disclosure Statement and its exhibits, please indicate your vote on the enclosed Ballot, sign and date and return the Ballot in the envelope provided. In voting for or against the Plan, please use only the Ballot sent to you with this Disclosure Statement.

         IN ORDER FOR YOUR BALLOT OR MASTER BALLOT TO BE COUNTED, IT MUST BE COMPLETED AND SIGNED AS SET FORTH ABOVE AND RETURNED: (i) FOR ALL MARKER CLASS 11 COMMON STOCK INTERESTS BALLOTS, TO STOCKTRANS, INC., AT 7 EAST LANCASTER AVENUE, ARDMORE, PA 19003, OR (ii) FOR ALL OTHER BALLOTS, TO STROOCK & STROOCK & LAVAN LLP, ATTN: EDWARD O. SASSOWER, 180 MAIDEN LANE, NEW YORK, NY 10038. ALL BALLOTS AND MASTER BALLOTS MUST BE RECEIVED BY THE BALLOT AGENT OR STROOCK & STROOCK & LAVAN LLP, AS APPROPRIATE, NO LATER THAN 5:00 P.M., NEW YORK TIME ON OCTOBER 22, 1999 (THE "VOTING DEADLINE").

     PLEASE FOLLOW THE DIRECTIONS ON THE ENCLOSED BALLOT CAREFULLY. BALLOTS THAT ARE RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE ACCEPTED OR USED BY THE DEBTORS IN SEEKING CONFIRMATION OF THE PLAN. IT IS OF THE UTMOST IMPORTANCE TO THE DEBTORS THAT YOU VOTE PROMPTLY TO ACCEPT THE PLAN.

         Under the Bankruptcy Code, for purposes of determining whether requisite acceptances have been received, only those holders that vote to accept or reject the Plan will be counted. Votes cannot be transmitted orally or by facsimile transmission. Accordingly, it is important that you return your signed and completed Ballot(s) promptly. Failure by any holder to send a duly executed ballot with an original signature will be deemed an abstention by such holder with respect to a vote on the Plan and will not be counted as a vote for or against the Plan. A vote may be disregarded if the Court determines, after notice and hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code or if a Claim was voted in bad faith. If more than one Ballot is received from any holder of an impaired Claim or Equity Interest for the same Claim or Interest, the later dated Ballot will be deemed to supersede the earlier dated Ballot.

         ANY  EXECUTED   BALLOT  RECEIVED  THAT  DOES  NOT  INDICATE  EITHER  AN
ACCEPTANCE OT REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN.

C.       Confirmation of the Plan

         1.       The Confirmation Hearing

         Section 1128 of the Bankruptcy Code requires the Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for October 27, 1999 at 2:30 p.m., Eastern Time, before The Honorable Mary F. Walrath at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Sixth Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of common stock or other Interests held by the Objector. Any such objection must be filed with the Court, together with proof of service thereof, and served so that it is received by the Court and the following parties on or before October 25, 1999 at 4:00 p.m., Eastern
Time:

  Stroock & Stroock & Lavan LLP         Young Conaway Stargatt & Taylor LLP
  Attorneys for the Debtors             Attorneys for the Debtors
  180 Maiden Lane                       Rodney Square North, 11th Floor
  New York, NY 10038                    Wilmington, DE 19801
  Attn: Robert Raskin                   Attn: Laura Davis Jones


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

 O'Melveny & Myers LLP                  Richards, Layton & Finger
 Attorneys for Newco                    Attorneys for Newco
 153 East 53rd Street                   One Rodney Square
 New York, NY 10022                     P.O. Box 551
 Attn: Peter V. Pantaleo                Wilmington, DE 19899-0551
                                        Attn: Thomas L. Ambro
                                              Deborah E. Spivack

         Office of the United States Trustee
         601 Walnut Street
         Curtis Center, Suite 950 West
         Philadelphia, PA  19106

         Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014 and orders of the Court.

         2.       Requirements for Confirmation of the Plan

         In order for the Plan to be confirmed, the Bankruptcy Code requires that the Court determine that the Plan complies with all of the requirements of
Section 1129 of the Bankruptcy Code and that the disclosures concerning the Plan have been adequate and have included information concerning all payments made or promised in connection with the Plan and the Bankruptcy Cases. The Bankruptcy Code also requires that: (i) the Plan is accepted by all Impaired classes of claims and equity interests or, if rejected by an Impaired class, that the Plan satisfies the applicable provisions of Section 1129(b) of the Bankruptcy Code such that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) the Plan is feasible (that is, there is a reasonable probability that the Debtors will be able to perform their respective obligations under the Plan without needing further financial reorganization not contemplated by the Plan), (iii) the Plan is in the "best interests" of creditors and stockholders that are Impaired under the Plan and (iv) that the Plan has classified Claims and Equity Interests in a permissible manner. In addition, the Bankruptcy Code requires that the Plan has been proposed in good faith and not by any means forbidden by law.

                  (i)      Acceptance

         Except as described herein, the Bankruptcy Code generally requires as a condition to confirmation that each class of Claims or Interests that is Impaired under the Plan accept the Plan. A Class of Claims has accepted the Plan if the Plan has been accepted by holders of Claims that hold at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such class that actually vote to accept or reject the Plan. Holders of Claims that fail to vote are not counted as either accepting or rejecting the Plan. Under the Plan, Marker Class 1 (First Security Bank Claim), Marker Class 2 (First Mortgage Claim), Marker Class 3 (Hypo Vereinsbank (New York) Claim, Marker Class 4 (Series A Bonds Claim), Marker Class 5 (German Banks Guarantee Claim), Marker Class 6 (Foreign Exchange Contract Claims), Marker Class 10 (Preferred Stock Interests in Marker), Marker Class 11 (Common Stock Interests in Marker), DNR USA Class 1 (First Security Bank Claim), DNR USA Class 3 (Marker's Equity

Interests in DNR USA), DNR N.A. Class 1 (First Security Bank Claim) and DNR N.A. Class 3 (Marker's Equity Interests in DNR N.A.) are Impaired or deemed Impaired and are entitled to vote on the Plan. Marker Class 7 (Piero Claims), Marker Class 8 (Insured Product Liability Claims), Marker Class 9 (Small General Unsecured Claims), DNR USA Class 2 (General Unsecured Claims) and DNR N.A. Class 2 (General Unsecured Claims) are unimpaired and, therefore, are conclusively deemed to have voted to accept the Plan.

                  (ii)     Best Interests Test

         Before the Plan may be confirmed, the Bankruptcy Court must find with respect to any Impaired class containing members that have rejected the Plan, that the Plan provides that each holder of a Claim or Equity Interest will receive or retain under the Plan on account of such Claim property that has a value, as of the Effective Date of the Plan, that is not less than the value of the distribution each such entity would receive or retain if the Debtor was, on the Effective Date, liquidated under Chapter 7 of the Bankruptcy Code. As set forth herein and in the Liquidation Analysis annexed hereto as Exhibit E, the Debtors believe that this test will be satisfied.

         To determine what members of each impaired Class of Claims would receive if the Debtors were liquidated under Chapter 7, the Court must consider the values that would be generated from a liquidation of the Debtors' assets and properties in the context of a hypothetical liquidation case under Chapter 7. Since the Plan contemplates a sale of Marker's Assets, if the Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code pursuant to the Newco Agreement, the result would be similar to the result achieved under the Plan. If, however, Newco were to determine not to proceed under the Newco Agreement, the alternatives are uncertain and unlikely, in management's opinion, to generate greater values for creditors. The primary alternative is a series of orderly but piecemeal going-concern sales of the Debtors' assets, assuming offers could be found. The Debtors believes the time delay, added costs, and risks of such piecemeal sales could cause reduced recoveries to creditors. The Debtors also believe that distressed sale liquidations of any of its assets, in the absence of orderly going-concern sales, would generate substantially reduced values. Moreover, there is no assurance of funding for Marker and its Subsidiaries during any such liquidation period.

         Further, a conversion of the Chapter 11 cases to Chapter 7 would entail the mandatory appointment of a trustee. Thus, the costs of liquidation under Chapter 7 would include reasonable compensation payable to the Chapter 7 trustee1, as well as those which might be payable to attorneys and other professionals that such trustee may engage.

         To administer the estates responsibly, a Chapter 7 trustee, and the trustee's staff and professionals, would necessarily devote substantial time and effort to familiarizing themselves with the affairs of the Debtors and the Bankruptcy Case, including asset dispositions and investigation of claims. This would likely entail hundreds of hours of additional professional services and concomitant expense. Not only will the costs increase as a result thereof, but the creditors will suffer a loss on the time value of their money as the Chapter 7 trustee will necessarily require more time to liquidate the assets, resolve disputed and unliquidated Claims and ultimately make distributions to creditors.

         Further, even assuming that a Chapter 7 trustee employed one or more of the Debtors' current officers and Company's current counsel to assist the trustee, there would still be an additional cost and delay to the estate from bringing the Chapter 7 trustee up the learning curve.

         Based upon the foregoing analysis, it is the view of the Debtors that in a Chapter 7 liquidation there (i) would be an additional layer of administrative expense (including the trustee's commissions and fees for professionals) which would materially increase the obligations to be satisfied out of the funds remaining from the sale of the Company's assets, and would, correspondingly, reduce the funds available to satisfy General Unsecured Claims,
(ii) would likely be significant delays in distributions and (iii) would be possible reductions in recoverable values of the Sale Assets and the Excluded Assets due to the conversion of the case. Thus the Debtors believe that the Plan meets the "best interests" test by providing each holder of an Impaired Claim with a recovery that is not less than it would receive pursuant to a liquidation of the Company under Chapter 7 of the Bankruptcy Code as of the Effective Date of the Plan.

                  (iii)    Feasibility

         Section 1129(a) (11) of the Bankruptcy Code requires a finding that confirmation of a plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor in interest, unless as here, liquidation is expressly contemplated by the Plan. Given that the Plan contemplates the sale of substantially all of Marker's business and Assets to Newco in accordance with the terms and conditions set forth in the Newco Agreement, the Debtors submit that no further showing of "feasibility" is necessary. Management believes that all of the conditions for Closing can be satisfied, and thus the Plan can become effective. However, reference is made to Section XIII of this Disclosure Statement for an analysis of risk factors relating to the Plan.

                  (iv)     Classification

         Section 1122 of the Bankruptcy Code sets forth the requirements relating to classification of claims. Section 1122(a) provides that claims or interests may be placed in a particular class only if they are substantially similar to the other claims or interests in that class. The Debtors believe that all Classes under the Plan satisfy the requirements of Section 1122(a).

                  (v)      Confirmation   Without  Acceptance  By  All  Impaired
                           Classes

         The Bankruptcy Code contains provisions which could enable the Bankruptcy Court to confirm the Plan, even though the Plan has not been accepted by all Impaired classes, provided that the Plan has been accepted by at least one Impaired class of Claims without including the votes of Insiders. The Debtors believes that the Plan will be able to meet the statutory standards set forth in the Bankruptcy Code.

         Section 1129(b)(1) of the Bankruptcy Code states:

                  Notwithstanding Section 510(a) of this title, if all of the applicable requirements of subsection (a) of this Section other than paragraph (8) are met with respect to a plan, the court, on request of the proponent of the plan, shall confirm the plan notwithstanding the requirements of such paragraph if the plan does not discriminate unfairly, and is fair and equitable, with respect to each class of Claims or Equity Interests that is impaired under, and has not accepted the plan.

         This Section makes clear that a plan must be confirmed notwithstanding the failure of an Impaired class to accept the plan, so long as the plan "does not discriminate unfairly" and it is "fair and equitable" with respect to each class that is Impaired under, and has not accepted, the plan. This "fair and equitable" requirement applies only with respect to dissenting classes.

         The Bankruptcy Code sets forth three different standards for establishing that a plan is "fair and equitable" with respect to a dissenting class, depending on whether the class is comprised of secured or unsecured Claims or Interests. In general, Section 1129(b) of the Bankruptcy Code permits confirmation notwithstanding non-acceptance by an Impaired class if that class and all classes junior to it are treated in accordance with the "absolute priority" rule, which requires either that the dissenting class be paid in full, or if it is not, that no junior class receives or retains property under the plan. In addition, the "fair and equitable" standard has been interpreted to prohibit any class senior to a dissenting class from receiving under a plan more than one hundred percent of its Allowed Claims.

         As a further condition to approving a cramdown, the Bankruptcy Court must find that the Plan does not "discriminate unfairly" in its treatment of dissenting Classes. A plan does not "discriminate unfairly" if (a) the Plan does not treat any dissenting impaired Class of Claims or Interests in a manner that is materially less favorable than the treatment afforded to another Class with similar legal Claims against or Interests in the debtor and (b) no Class receives payments in excess of that which it is legally entitled to receive for its Claims or Interests. The Debtors believe that the Plan meets all the requirements of the fair and equitable standard, and that it does not discriminate unfairly as to any Impaired Class of Claims or Interests. DNR USA Class 3 and DNR N.A. Class 3, while deemed to have rejected the Plan, can be "crammed-down" under Section 1129(b) since no junior class is receiving any distributions.

         Under the provisions of the Bankruptcy Code, if all of the applicable requirements of subsection (a) of Section 1129 are met, with the single exception that all classes of claims and equity interests accept the Plan, the Plan will nevertheless be confirmed if the Bankruptcy Court determines that it does not discriminate unfairly and is fair and equitable with respect to any class which might dissent.

                                      XII.

                             SECURITIES LAWS MATTERS

A.       Investment Company Considerations

         Pursuant to Section 7.4 of the Newco Agreement, Marker is required to conduct its activities so as not to be deemed an "investment company" required to be registered under the Investment Company Act of 1940 (the "Investment Act"). Pursuant to the Operating Agreement, if an "Investment Act Breach" occurs, then Marker will be required, at the option of Newco, to transfer its Equity Interest in Newco to Newco. Under the Operating Agreement, an Investment Act Breach includes, among other things, (i) Marker's failure to perform or comply with any term or covenant contained in Section 7.4 of the Newco Agreement (including its obligation not to be deemed an "investment company") and such failure to perform or comply adversely affects any of Newco's or CT's rights under the Newco Agreement or Operating Agreement, (ii) the failure of Marker or any of its affiliates to give Newco notice of any communication it receives that alleges Marker failed or is failing to comply with the Investment Act or the assumptions and intentions set forth in the No Enforcement Request and (iii) such failure to perform or comply adversely affects any of Newco's or CT's rights under the Newco Agreement or the Operating Agreement. Any of the foregoing constitutes an Investment Act Breach requiring Marker, at the option of Newco, to transfer its Equity Interest in Newco to Newco. In exchange, Marker will receive the difference between (x) 15% of the then fair market value of Newco minus (y) such amounts payable by Marker to Newco or CT under the Newco Agreement and/or the Operating Agreement (see "Newco Agreement - Indemnification and Offset"). Such payment by Newco may be made in Cash or in the form of a promissory note bearing interest at a rate of 5% per annum and payable no later than three years from the date of issuance of the note.

         Marker intends to implement the sale/liquidation transactions contemplated by the Newco Agreement and the Plan without registering as an investment company under the Investment Act in reliance on Section 7(a) of the Investment Act. The Debtors believe that the following facts support its view that it need not register as an investment company and will not be deemed an "investment company" pursuant to the Investment Act:

         (i) Marker will not engage in any operating business before its liquidation. It simply will hold the Newco Equity Securities, maintain its existence, satisfying any obligations to creditors and others out of distributions from the Newco Equity Securities or otherwise, fulfill its reporting obligations and take steps necessary to accomplish its liquidation. If Marker has cash in excess of its obligations, it intends to distribute the cash to its shareholders. If it retains cash to satisfy anticipated obligations, it intends to hold the cash in a bank account, a money market fund or, perhaps, short term money market instruments which it will not trade for gains.

         (ii) For as long as it is required by law to do so, it will continue, as a reporting company, to disseminate regular 1934 Act filings and customary press releases, which, among other matters, will disclose the bankruptcy proceeding, the existence of the transaction, Marker's intention to cease conducting any business other than that incidental to holding its sole asset, and its decision to liquidate.

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

         (iii) Marker will not advertise its business or promote itself on the basis of the return, if any, on the Newco Equity Securities.

         (iv) Marker will not issue any additional securities requiring registration under the Securities Act of 1933.

         (v) Marker will establish internal procedures to prevent self-dealing. The only anticipated transaction between Marker and Newco will be with respect to the exercise of Newco's right to purchase its securities that are held by Marker, and then only in accordance with the terms of the Operating Agreement.

         (vi) To permit it to monitor its investment, Marker will have the right to appoint a person to serve on Newco's Board of Directors. Newco will put into place minority shareholder protections designed to permit Marker to review the fairness of any transactions between the majority shareholders and Newco.

         (vii) Marker will not reapply for trading in NASDAQ National Markets or any exchange.

         (viii) Marker will not promote more active trading of its securities. In this regard, Marker will not engage the services of a market maker or advertise its securities' prices or terms upon which they can be bought or sold, nor will it encourage third parties to do so.

         B.       Hart-Scott-Rodino Antitrust Improvement Act

                  As   of   the   Effective   Date,   no   filings   under   the
Hart-Scott-Rodino Antitrust Improvement Act will be necessary in order to consummate the transactions contemplated by the Newco Agreement.

                                      XIII.

                              CERTAIN RISK FACTORS

         HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTORS, SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS
CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

         There are a number of conditions to the Sale Closing, the occurrence of the Confirmation Date and the Effective Date under the Plan. See Article VIII of the Newco Agreement, and Article XIII of the Plan. While the Debtors believe that all such conditions will be satisfied, it cannot control the timing or outcome of all of those conditions. Failure of satisfaction of any conditions under Article VIII of the Newco Agreement might prevent the consummation of the Sale and of the Plan.

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

A.       Risk of Non-Confirmation of the Plan

         Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes.

B.       New Financing for Newco

         One of the conditions to the Sale Closing is that Newco and/or the Subsidiaries shall have entered into a new credit facility ("New Financing Facility") in order to provide Newco and its Subsidiaries with working capital following the Sale Closing in amounts and on terms and conditions acceptable to Newco. There can be no assurance that Newco will be able to obtain such financing or that such financing will be obtained on acceptable terms. Pursuant to the Hypo Vereinsbank Settlement Agreement, Hypo Vereinsbank has agreed to provide financing to Marker Deutschland. See Section II.A.2(ii). If, however, for any reason Newco and/or the Subsidiaries are unable to secure such financing, the Sale Closing may not occur.

         The new credit facility will likely contain, among other things, certain restrictive covenants. A breach of any of these covenants could result in a default under the New Financing Facility. Further, the restrictions in the New Financing Facility will likely restrict Newco's ability to obtain additional financing for working capital, capital expenditures and general corporate purposes. In addition, substantially all of the assets of Marker Deutschland will be pledged as security under the New Financing Facility.

C.       Risk Factors Relating to the Newco Securities Distributed to Marker

         1.       Lack of Established Market; Illiquidity

         Newco is a privately held GmbH, and there is no existing market for the Newco Equity Securities. There are no current expectations to list the Newco Equity Securities on any national securities exchange or trading market.

         2.       Dividends

         Newco does not anticipate that dividends will be paid with respect to the Newco Equity Securities.

D.       Newco Financial Projections

         The financial projections for Newco included in this Disclosure Statement are dependent upon the successful implementation of Newco's business plan and the reliability of the assumptions contained therein. The projections reflect numerous assumptions, including confirmation and consummation of the


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

Plan and the Sale in accordance with their terms, the anticipated future performance of Newco, industry performance and economic conditions and other matters, most of which are beyond the control of the Debtors and Newco and some of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the financial results of Newco. While the Debtors and Newco believe that the assumptions underlying the projections, considered on an overall basis, are reasonable in light of current circumstances, no assurances can be, or is being, given that the projections will be realized. Therefore, the actual results achieved throughout the periods covered by the projections may vary from the projected results, and these variations may be material. Nevertheless, the Debtors believe that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization, of Newco.

E.       Risks Relating to the Marker Common Stock

         1.       Lack of Trading Market for Marker Common Stock

         Marker's common stock traded on the Nasdaq National Market until October 28, 1998 and is now quoted on the over-the-counter bulletin board.
Pursuant to Section 7.4 of the Newco Agreement, Marker is prohibited from reapplying for trading on the Nasdaq National Market or any exchange. Further, Marker is prohibited from promoting active trading of its common stock, thereby preventing Marker from engaging the services of a market maker or advertising the prices or terms upon which the common stock can be bought or sold. There can be no assurance that an active trading market will develop. Further, there can be no assurance as to the degree of price volatility in any such market. Accordingly, no assurance can be given that any holder of Marker's common stock will be able to sell such common stock or as to the price at which any sale may occur. Marker has also agreed not to issue any additional securities requiring registration under the Securities Act of 1933.

         2.       Lack of Dividends

         Marker will not pay any dividends on the Marker Common Stock.

F.       Investment Company Act

         If an Investment Act Breach occurs prior to the exercise of the Option, Marker will be required to transfer its Equity Interest to Newco (see "Investment Company Considerations") and may not receive the benefit of the appreciation of the value of its Equity Interest in Newco. In addition, if Marker were forced to register as an "investment company" under the Investment Act, Marker would not be able to conduct its activities as it had done immediately prior to the date of the Investment Act Breach.

G.       Significant Holders

         Tauber owns approximately 34.1% (not including conversion rights with respect to the Preferred Stock Interests) of the outstanding common stock of Marker. As a result, Tauber has the ability to significantly influence matters


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requiring  the  approval of Marker's  shareholders,  including  the  election of directors. Further, the possibility that Tauber may determine to sell all or a large portion of his shares of common stock in a short period of time may adversely affect the market price of the common stock.


                                      XIV.

                         RELEVANT FINANCIAL INFORMATION

A.       Historical Financial Information

         Marker's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and Marker's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 are annexed as Exhibit C to this Disclosure Statement. The financial information is provided to permit the holders of Claims and Equity Interests to better understand the Debtors' historical business performance.


B.       Projected Financial Information

         Pro forma financial statements for Newco in the form of Projected Consolidating Income Statements, Projected Consolidating Cash Flow Statements and Projected Consolidating Balance Sheets for Marker and its Subsidiaries (the "Projections") for the three-year period from fiscal year ended March 31, 2000 through March 31, 2002 (the "Projection Period"), including adjustments reflecting the impact of consummation of the Plan, are set forth in Exhibit D hereto.

         The Projections should be read in conjunction with the assumptions, qualifications and explanations set forth in Exhibit D and the historical financial statements for Marker contained in Exhibit C. Newco does not publish its business plan or strategies or make external projections or forecasts of its anticipated financial position or results of operations. Accordingly, Newco does not anticipate that it will, and disclaims any obligation to, furnish updated business plans or projections to holders of Claims or Interests prior to the Effective Date, except as may be necessary to meet legal requirements for Confirmation of the Plan, or to equity holders or debtholders after the Effective Date, or include such information in documents required to be filed by Marker with the SEC or otherwise make such information public.

         The Projections were developed and prepared by the management of Newco and Marker for purposes of determining whether the Plan satisfies the feasibility standard and whether Newco can meet its obligations under the Plan with sufficient liquidity and capital resources to conduct its businesses. The Projections reflect numerous assumptions, including various assumptions with respect to the anticipated future performance of Newco, industry performance, general business and economic conditions and other matters, most of which are beyond the control of Newco. In addition, unanticipated events and circumstances may affect the actual financial results of Newco. THEREFORE, WHILE THE PROJECTIONS ARE PRESENTED WITH SOME SPECIFICITY, THE ACTUAL RESULTS ACHIEVED THROUGHOUT THE PROJECTION PERIOD WILL LIKELY VARY FROM THE PROJECTED RESULTS,

AND THESE VARIATIONS MAY BE MATERIAL. ACCORDINGLY, NO REPRESENTATION CAN BE, OR IS BEING MADE, WITH RESPECT TO THE ACCURACY OF THE PROJECTIONS OR THE ABILITY OF NEWCO TO ACHIEVE THE PROJECTED RESULTS. See Section XIII, "Certain Risk Factors" for a discussion of certain factors that may affect the future financial performance of Newco and of various risks associated with the securities of Newco to be issued under the Plan

         While the management of Newco believes that assumptions underlying the Projections for the Projection Period, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be, or is being, given that the assumptions underlying the Projections are accurate or that the results embodied in the Projections will be realized. Holders of Claims and Equity Interests entitled to vote on the Plan must make their own determinations as to the reasonableness of such assumptions and the reliability of the Projections in reaching their determinations of whether to accept or reject the Plan.

                                       XV.

                    ALTERNATIVES TO CONFIRMATION OF THE PLAN

         As noted above, pursuant to the Newco Agreement, Marker intends to sell the Sale Assets to Newco in exchange for the Newco Equity Securities. However, confirmation of the Plan is a condition to the Closing and thus if the Plan is not confirmed, the Closing of the Newco Agreement may not occur in the absolute discretion of Newco.

         If Marker cannot  consummate the Newco  Agreement,  its options include
(i) a search for a new purchaser for its stock or all of its Assets; (ii) a search for piecemeal purchasers of the various businesses; (iii) a standalone reorganization or dismissal of the Bankruptcy Cases; or (iv) a Chapter 7 liquidation. With respect to alternative sale options, as discussed more fully in Section XI.C.2 above, the Debtors believe that piecemeal sales of its assets in Chapter 11 or Chapter 7 will be costly, uncertain of occurrence, and cause greater delay and could potentially result in lesser recoveries to creditors than the currently proposed Plan. Further, based on the solicitation process conducted by the Debtors' financial advisor in late 1998, the Debtors believe that it is unlikely that a better offer can be obtained from a single purchaser, and knows of no other single purchaser that might be interested in acquiring all of its Assets.

         The Debtors believe that the proposed Plan is in the best interest of its creditors because under the Plan it is expected that holders of Claims will receive in excess of what otherwise would be recovered by such holders if the Debtors were liquidated under Chapter 7, sold piecemeal, if the Debtors did a standalone reorganization or if their Bankruptcy Cases were dismissed.


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

                                      XVI.

                    CERTAIN UNITED STATES FEDERAL INCOME TAX
                            CONSEQUENCES OF THE PLAN

         THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN SIGNIFICANT POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN WITH RESPECT TO THE COMPANY AND HOLDERS OF COMMON STOCK INTERESTS IN THE COMPANY ("COMMON STOCK HOLDERS"). THE DISCUSSION IS BASED UPON LAWS, INCLUDING THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "TAX CODE"), REGULATIONS, RULINGS AND COURT DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO COMMON STOCK HOLDERS MAY VARY BASED ON THE PARTICULAR CIRCUMSTANCES OF EACH SUCH HOLDER. THIS SUMMARY DOES NOT ADDRESS ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION APPLICABLE TO COMMON STOCK HOLDERS WHICH ARE SUBJECT TO SPECIAL
TREATMENT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES INCLUDING, BUT NOT LIMITED TO, FINANCIAL INSTITUTIONS, TAX-EXEMPT ENTITIES, INSURANCE COMPANIES AND FOREIGN PERSONS. EXCEPT TO THE EXTENT SPECIFICALLY DISCUSSED BELOW, IT ALSO DOES NOT DEAL WITH THE ONGOING TAX CONSEQUENCES OF HOLDING AN INTEREST IN NEWCO, OF ANY OPTIONAL PURCHASE OF NEWCO OWNERSHIP INTERESTS BY CT, OR OF THE LIQUIDATION OF THE COMPANY. MOREOVER, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF CERTAIN ASPECTS OF THE PLAN ARE UNCERTAIN DUE TO A LACK OF DEFINITIVE LEGAL AUTHORITY. NO RULING HAS BEEN OBTAINED OR WILL BE REQUESTED FROM THE INTERNAL REVENUE SERVICE (THE "IRS") WITH RESPECT TO ANY OF THE UNITED STATES FEDERAL INCOME TAX ASPECTS OF THE PLAN, AND NO OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED BY THE DEBTORS WITH RESPECT THERETO. EACH COMMON STOCK HOLDER IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN, AND THE FOREIGN INCOME AND OTHER FOREIGN TAX CONSEQUENCES OF THE PLAN.

         AS THIS DISCUSSION DOES NOT PURPORT TO ADDRESS ANY HOLDERS OF ALLOWED CLAIMS OR PREFERRED STOCK INTERESTS, EACH SUCH HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES TO IT OF THE PLAN (INCLUDING WHETHER SUCH HOLDER WILL BE ENTITLED TO TAKE A LOSS IF IT DOES NOT RECEIVE A FULL RECOVERY OF ITS CLAIMS), AND THE FOREIGN INCOME AND OTHER FOREIGN TAX CONSEQUENCES TO IT OF THE PLAN (INCLUDING THE SWISS OR OTHER FOREIGN INCOME AND WITHHOLDING TAX CONSEQUENCES OF HOLDING ANY NOTES ISSUED TO SUCH HOLDER BY NEWCO).

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

A.       Tax Consequences to the Company

         The Debtors, together with the other members of their United States consolidated group, anticipate reporting on their consolidated United States federal income tax return for the taxable year ended March 31, 1999 net operating losses and loss carryovers ("NOLs") of approximately $41.0 million. The amount of these NOLs, however, remains subject to examination in future taxable years, and there is no assurance that they might not be reduced or substantially limited by the IRS. In addition, as discussed below, the amount of these NOLs will be reduced in connection with certain discharges of indebtedness resulting from the consummation of the Plan and the gain, if any, resulting from the transfer of substantially all of the Company's assets to Newco pursuant to the Newco Agreement. The availability of these NOLs may also be subject to the limitations of Section 382 if there has been, or there is in the future, certain direct or indirect changes in the stock ownership of the Debtors (see "Section 382 Limitation on Use of NOLs and Future Deductions," below). In accordance with the Plan, all amounts payable in respect of an Allowed Claim will be treated by the Company as having been applied first in payment of accrued interest, if any, and then in payment of the principal amount with respect to such Allowed Claim.

         1.       Discharge of Indebtedness

         Under the Tax Code, a taxpayer generally must include in gross income the amount of any cancellation of indebtedness ("COD") income that is realized during the taxable year. COD income is the difference between the amount of the taxpayer's indebtedness that is canceled and the amount or value of the consideration exchanged therefor. Section 108 of the Tax Code, however, provides that a debtor in a bankruptcy proceeding is not required to recognize COD income (the "Bankruptcy Exception"), but must instead reduce certain of its "Tax Attributes" by the amount of unrecognized COD income. "Tax Attributes" include NOLs, capital losses and loss carryovers, certain tax credits and, subject to certain limitations, the tax basis of property. The Tax Attributes are not reduced, however, until after the tax for the year of discharge has been determined. COD income is also not recognized with respect to the discharge of indebtedness which, if paid, would have given rise to a deduction.

         It is expected that any COD income realized by the Debtors will be applied against and reduce the amount of the Debtors' NOLs. Because, however, the reduction in Tax Attributes is made after the determination of any tax imposed for the taxable year of the discharge, any reduction in the Debtors' Tax Attributes should not affect the determination of the United States federal income tax liability of the Debtors in respect of gains, if any, recognized upon the transfer of the Company's assets to Newco under the Newco Agreement (see "Tax Consequences of Transfer of Assets to Newco," below).

         2.       Tax Consequences of Transfer of Assets to Newco

          CT has agreed in the Newco Agreement to cause Newco to elect to be treated as a partnership for United States federal income tax purposes. The transfer of substantially all of the Company's assets to Newco pursuant to the Newco Agreement in connection with the consummation of the Plan will be treated


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


as a contribution of assets to a partnership, or as a partial sale and partial contribution. Generally, no loss may be recognized on the contribution or partial contribution. Gain or loss will be recognized to the extent of any partial sale. The Company will also recognize gain in connection with the contribution (or partial contribution) if the liabilities assumed by Newco under the Newco Agreement which are treated for tax purposes as allocated to CT exceed the Company's aggregate tax bases in its assets contributed to Newco. Based on existing IRS tax rules, it is not expected that there will be any such gain. Any portion of the NOLs of the subsidiaries of the Company that are transferred to Newco generally will not be available to the Company following the transfer, and the use of any such NOLs by the subsidiaries transferred to Newco to shelter their own income likely will be substantially limited under the rules of Section 382 discussed below.

         The IRS has the authority to issue regulations which could require the Company to recognize income from certain intangible assets transferred to Newco commensurate with income generated by such assets.

         3.       Section 382 Limitation on Use of NOLs and Future Deductions

         Section 382 of the Tax Code limits or eliminates the ability of a loss corporation to utilize NOLs and certain so called "Built-In Losses or
Deductions" following a more than fifty percent (50%) change in corporate ownership within a three-year period (an "Ownership Change"). The general rule is that following an Ownership Change, the maximum amount of a corporation's NOL that can be used in any post-change year is equal to the value of the stock of the corporation immediately prior to such Ownership Change, multiplied by the federal tax exempt rate (the "Annual Limitation"). If, however, a corporation does not continue its business enterprise for two years following the date of its Ownership Change, such corporation will not be able to use any of its NOLs. Further, if there is a net "Built-In Loss" (generally, the amount by which a company's tax basis for its assets exceeds the fair market value of such assets on the date of the Ownership Change) or there are "Built-In Deductions" (generally, any amounts which are allowable as deductions following an Ownership Change, but which are attributable to events occurring prior to the Ownership Change), any losses or deductions realized within the five-year period following an Ownership Change (which are attributable to such "Built-In Losses" or "Built-In Deductions") are also subject to the Annual Limitation.

        While the redemption of the Preferred Stock Interests pursuant to the Plan will result in an ownership shift, the Debtors do not believe that the consummation of the Plan and the transactions contemplated by the Newco Agreement will result in an Ownership Change. No assurance can be given that an Ownership Change will not occur in the future (as a result of past, current and future ownership shifts, when viewed together) and limit or eliminate the Company's ability to utilize its NOLs, Built-In Losses and Built-In Deductions in the future. Upon consummation of the Plan, the books and records of the United States subsidiaries of the Company will be closed and the activity through that date shall be included in the Company's consolidated United States federal income tax return for the year ending March 31, 2000. The activities of the United States subsidiaries subsequent to consummation of the Plan will be separately reported by each subsidiary on its own tax return. The utilization of any NOL carryforwards of the United States subsidiaries of the Company likely will be limited significantly by the rules of Section 382 due to the change in ownership resulting from the transfer of ownership in the subsidiaries of the Company to Newco.

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

         4.       Alternative Minimum Tax
         Corporations are subject to an alternative minimum tax ("AMT") at a rate of twenty (20%) percent. For purposes of calculating alternative minimum taxable income ("AMTI"), the AMT NOL may not reduce AMTI by more than ninety (90%) percent. This would have the effect of subjecting any income or gain earned by the Debtor (other than any COD income incurred as a result of the Plan) which is not sheltered by current deductions or losses to a tax at an effective rate of two (2%) percent (i.e., 10% times 20%).

         5.       Ownership of Interest in Newco

         Because an election will be made to treat Newco as a partnership for United States federal income tax purposes, the Company generally will be required to take account of its allocable share of Newco's items of income, gain, deduction, loss and credit when determining its United States federal income tax liability. Accordingly, it may be required to include an item of income currently without receiving a commensurate distribution from the Company. Gain or loss will also be realized by the Company if CT exercises the option to acquire the Company's interest in Newco.

B.       Tax Consequences to the Common Stock Holders

         Because, pursuant to the Plan, the Common Stock Holders will retain their Common Stock Interests in the Company, the consummation of the Plan will not result in a taxable event to such holders. Accordingly, the Common Stock Holders will not recognize any gain or loss as a result of the transactions contemplated by the Plan and their holding period in their Common Stock Interests will include their holding period in such Common Stock Interests prior to the consummation of the Plan. All Common Stock Holders should review "Tax Consequences to the Company" above to understand the effects of the Plan and the Newco Agreement on their investment. At the time the Company is liquidated, Common Stock Holders will generally recognize gain (or loss) equal to the positive (negative) difference between the amount, if any, received on the liquidation and their tax basis in their Common Stock Interests. The gain or loss will generally be a capital gain or loss.

C.       Importance of Obtaining Professional Tax Assistance

         The foregoing is intended as a summary only, and is not a substitute for careful tax planning with a tax professional. The United States federal, state and local income and other tax consequences of the Plan, as well as the foreign tax consequences of the Plan, are complex and, in some cases, uncertain. Such consequences may also vary based on the particular circumstances of each Common Stock Holder. Accordingly, each Common Stock Holder is strongly urged to consult with his, her or its own tax advisor regarding the United States federal, state and local, and foreign tax consequences under the Plan.

                                      XVII.

                                   CONCLUSION

         The Debtors believe that the Plan provides the best possible recoveries for creditors and Equity Interest holders that can be achieved in any reasonable time frame and that possible alternatives are likely to result in delayed distributions for all and ultimately diminished recoveries for holders of Claims and Equity Interests. Therefore, the Debtors urge all holders of Claims and Equity Interests entitled to vote to accept the Plan.

Dated:   September 22, 1999

                      MARKER INTERNATIONAL, et al., Debtors


                                         By:  /s/  Kevin Hardy
                                              -----------------
                                              Name: Kevin Hardy
                         Title: Chief Financial Officer

COUNSEL:

Robert Raskin  STROOCK & STROOCK & LAVAN LLP
180 Maiden Lane
New York,  New York 10038
(212) 806-5400


Laura Davis Jones
YOUNG CONAWAY STARGATT & TAYLOR, LLP
P.O. Box 391
Rodney Square North, 11th Fl.
Wilmington, DE  19801
(302) 571-6600

                                       86
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1        Section  326(a)  of the  Bankruptcy  Code  provides  that a  chapter  7 trustee's compensation shall not exceed 3% of the moneys in excess of $1 million disbursed or turned-over in the case by the trustee to parties-in-interest, including holders of secured claims.